UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant To Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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PROGENICS PHARMACEUTICALS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 27, 2009

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Progenics Pharmaceuticals, Inc. to be held on June 8, 2009 at 10:00 a.m. local time at the Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York.

At this meeting, you will be asked to consider and vote upon the election of Progenics’ directors, approval of amendments to the Company’s 1998 Employee Stock Purchase Plan, 1998 Non-Qualified Employee Stock Purchase Plan and 2005 Stock Incentive Plan, and ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2009.

The Board of Directors encourages stockholder participation in Progenics’ affairs and cordially invites you to attend the meeting in person.  It is important that your shares be represented.  Whether or not you decide to attend the meeting, we urge you to vote.  Even if you return a proxy card or vote via the Internet or by telephone, you may still attend the meeting and vote in person.

Thank you for your cooperation.

Very truly yours,

Kurt W. Briner
Chairman of the Board of Directors

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held June 8, 2009

NOTICE IS HEREBY GIVEN THAT THE ANNUAL MEETING OF STOCKHOLDERS OF PROGENICS PHARMACEUTICALS, INC. WILL BE HELD AT THE LANDMARK AT EASTVIEW, ROCKLAND ROOM, 777 OLD SAW MILL RIVER ROAD, TARRYTOWN, NEW YORK, ON MONDAY, JUNE 8, 2009 AT 10:00 A.M. LOCAL TIME, FOR THE PURPOSE OF CONSIDERING AND VOTING UPON THE FOLLOWING MATTERS, EACH AS MORE FULLY DESCRIBED IN THE ATTACHED PROXY STATEMENT:

1.	The election of eight directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

2.
The approval of amendments to our 1998 Employee Stock Purchase Plan and 1998 Non-Qualified Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder to 3,400,000 and 1,100,000, respectively, and to make certain other changes to the terms of the Plans.

3.
The approval of an amendment to our 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 5,450,000, and to make certain other changes to the terms of the Plan.

4.	The ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2009.

5.	The transaction of such other business as may properly come before the Meeting and any adjournment thereof.

Only stockholders of record at the close of business on April 13, 2009 will be entitled to receive notice of, and vote at, the Meeting.  A list of stockholders entitled to vote at the Meeting is open to examination by any stockholder at our principal offices, 777 Old Saw Mill River Road, Tarrytown, New York 10591.

Whether or not you plan to attend the Meeting, please promptly vote your shares over the Internet or via the toll-free telephone number, as described in the enclosed materials.  If you received a copy of the proxy card by mail, please sign, date and return the proxy card in the envelope provided.  If you are present at the Meeting and desire to vote in person, your vote by proxy will not be used.

The proxy is revocable by you at any time prior to its exercise, regardless of the manner used to transmit your voting instructions.  The prompt communication of your voting instructions by any of these methods will help us in preparing for the Meeting, and your cooperation is greatly appreciated.

By order of the Board of Directors,

Robert A. McKinney
Chief Financial Officer
Senior Vice President,
Finance & Operations and Treasurer

Tarrytown, New York
April 27, 2009

Proxy Statement Table of Contents

PROGENICS PHARMACEUTICALS, INC.
777 Old Saw Mill River Road
Tarrytown, New York 10591

                                                                                         April 27, 2009

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

This Proxy Statement is furnished to holders of Progenics Pharmaceuticals, Inc. (the “Company,” “we,” “us” or “our”) common stock, par value $.0013 per share, in connection with the solicitation of proxies, in the accompanying form, by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Meeting”) to be held at the Landmark at Eastview, Rockland Room, 777 Old Saw Mill River Road, Tarrytown, New York on Monday, June 8, 2009, at 10:00 a.m. local time, and at any and all adjournments thereof.  Stockholders may revoke the authority granted by their proxies at any time prior to their use by filing with our Corporate Secretary a written revocation, submitting a new, proper proxy by telephone or using the Internet after the date of the proxy, or attending the Meeting and voting in person.  Solicitation of proxies will be made chiefly through the mails, but additional solicitation may be made in person or by telephone or other electronic communication by our officers or employees.  We may also enlist the aid of brokerage houses or our transfer agent in soliciting proxies.  We will bear all solicitation expenses, including costs of preparing, assembling and mailing the proxy materials.

As permitted by rules of the U.S. Securities and Exchange Commission, we have elected to make our proxy materials available to stockholders on the Internet, rather than mailing printed copies.  On or about April 27, 2009, we will mail to stockholders a Notice of Internet Availability of Proxy Materials that contains instructions on how to access our proxy materials online or request a printed or e-mail copy.  If you would like to receive a printed or email copy of our proxy materials, please follow the instructions included in the Notice.  We are first making available the Notice, the Proxy Statement, the proxy card and a copy of our 2008 Annual Report on Form 10-K on or about April 27, 2009 at www.proxyvote.com.  To view these documents, enter the 12-digit control number, which appears on the Notice.  Our proxy material and other SEC filings are also available on the Internet at our website, www.progenics.com, and on the SEC’s EDGAR system, at www.sec.gov.  Stockholders may also obtain without charge a copy of our Form 10-K by directing a written request to Investor Relations, Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

Shares of common stock represented by unrevoked proxies will be voted in accordance with the choice or instructions specified thereon.  It is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote all proxies received by them FOR election of the eight director nominees named herein, FOR approval of the amendments to our 1998 Employee Stock Purchase Plan and 1998 Non-Qualified Employee Stock Purchase Plan, FOR approval of the amendment to our 2005 Stock Incentive Plan and FOR ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2009.

VOTING

Only stockholders of record at the close of business on April 13, 2009 will be entitled to vote at the Annual Meeting or any adjournment thereof.  At April 13, 2009, we had outstanding 30,893,653 shares of common stock, our only class of voting securities outstanding.  Each stockholder will be entitled to one vote for each share of common stock registered in the stockholder’s name on the record date.  A majority of all shares of common stock outstanding constitutes a quorum and is required to be present in person or by proxy to conduct business at the Meeting.

PROPOSAL 1:

ELECTION OF DIRECTORS

At the Meeting, eight directors, constituting the entire Board of Directors, are to be elected to serve until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified.  The proxies given pursuant to this solicitation will be voted in favor of the eight nominees listed below unless authority is withheld.  Should a nominee become unavailable to serve for any reason, the proxies will be voted for an alternative nominee to be determined by the persons named in the proxy.  The Board has no reason to believe that any nominee will be unavailable.  Proxies cannot be voted for a greater number of persons than the number of nominees named.  The election of directors requires a plurality vote of those shares voted at the Meeting with respect to the election of directors.

Information Concerning Director Nominees

The persons nominated as our directors (all of whom are currently our directors), their respective ages, the year in which each first became a director and their principal occupations or employment during the past five years are as follows:

Name	Age	Year First Elected Director	Position with Company
Kurt W. Briner	64	1998	Chairman and Director
Charles A. Baker, J.D. (1)(2)(3)	76	1994	Director
Peter J. Crowley, M.B.A. (1)	50	2009	Director
Mark F. Dalton, J.D. (2)(3)	58	1990	Director
Stephen P. Goff, Ph.D. (2)	57	1993	Director
Paul J. Maddon, M.D., Ph.D.	49	1986	Chief Executive Officer, Chief Science Officer and Director
David A. Scheinberg, M.D., Ph.D.	53	1996	Director
Nicole S. Williams, M.B.A. (1)	64	2007	Director
____________

(1)           Member of the Audit Committee.
(2)           Member of the Nominating and Corporate Governance Committee.
(3)           Member of the Compensation Committee.

Kurt W. Briner is the former President and Chief Executive Officer of Sanofi Pharma S.A, a position he held from 1988 until his retirement in 2000.  He has 35 years of experience in the pharmaceutical industry, and is a director of Novo Nordisk Danmark and Galenica S.A., European-based pharmaceutical companies.  He attended Humanistisches Gymnasium in Basel and Ecole de Commerce in Basel and Lausanne.

Charles A. Baker, J.D. is a business advisor to biotechnology companies.  He is the former Chairman, President and Chief Executive Officer of The Liposome Company, Inc., a biotechnology company located in Princeton, New Jersey, a position he held from 1989 until the sale of the company in 2000.  Mr. Baker has 46 years of pharmaceutical industry experience and has held senior management positions at Pfizer, Abbott Laboratories and Squibb Corporation.  He is a director of Regeneron Pharmaceuticals, Inc., a biotechnology company.  Mr. Baker received a B.A. from Swarthmore College and a J.D. from Columbia University.

Peter J. Crowley, M.B.A. was elected to our Board in January 2009.  Mr. Crowley retired in 2008 as Manager Director of the Healthcare Investment Banking group at Oppenheimer & Company (formerly CIBC World Markets), which he headed since 1995, with responsibility for public and private financing and advisory services for biotechnology, pharmaceutical, medical device and healthcare services companies.  Mr. Crowley serves on the board of directors of the New York Eye and Ear Infirmary, the Cancer Research Institute, the Foundation Fighting Blindness, the Glaucoma Foundation and Rye Country Day School.  He is also a board member at Jurlique plc, a skin care company, and Napastyle, a specialty food and furnishings company.  Mr. Crowley holds an M.B.A. in finance from Columbia University Graduate School of Business and a B.S. in economics from Harvard University.

Mark F. Dalton, J.D. has been the President and a director of Tudor Investment Corporation, an investment advisory company, and its affiliates since 1988, and President and Vice Chairman since 2005.  From 1979 to 1988, he served in various senior management positions, including Chief Financial Officer, at Kidder, Peabody & Co. Incorporated.  He is a director of several private companies.  Mr. Dalton received a B.A. from Denison University and a J.D. from Vanderbilt University Law School.

Stephen P. Goff, Ph.D. the Higgins Professor in the Departments of Biochemistry and Microbiology at Columbia University, has been a scientific advisor to us since 1988.  He received an A.B. in biophysics from Amherst College and a Ph.D. in biochemistry from Stanford University.  Dr. Goff performed post-doctoral research at the Massachusetts Institute of Technology in the laboratory of Dr. David Baltimore.

Paul J. Maddon, M.D., Ph.D. is our founder and has served in various capacities since our inception, including Chairman of the Board of Directors, Chief Executive Officer, President and Chief Science Officer.  From 1981 to 1988, Dr. Maddon performed research at the Howard Hughes Medical Institute at Columbia University in the laboratory of Dr. Richard Axel.  Dr. Maddon serves on several scientific review committees of the National Institutes of Health and on the Executive Committee of the Rockefeller University Council.  He received a B.A. in biochemistry and mathematics, an M.D. and a Ph.D. in biochemistry and molecular biophysics from Columbia University.  Dr. Maddon also serves as a trustee of Columbia.

David A. Scheinberg, M.D., Ph.D. has been a scientific advisor to us since 1994.  Dr. Scheinberg has been associated with the Sloan-Kettering Institute for Cancer Research since 1986, where he is the Vincent Astor Chair and Member, Leukemia Service; Chairman, Molecular Pharmacology and Chemistry Program; Chairman, Experimental Therapeutics Center; and Head, Laboratory of Hematopoietic Cancer Immunochemistry.  He also holds the positions of Professor of Medicine and of Pharmacology, Weill-Cornell Medical College.  He received a B.A. from Cornell University and a M.D. and a Ph.D. in pharmacology and experimental therapeutics from The Johns Hopkins University School of Medicine.

Nicole S. Williams, M.B.A. was elected to our Board in 2007 after retiring in 2006 as Chief Financial Officer of Abraxis Bioscience Inc., a biopharmaceutical company, and President of its Abraxis Pharmaceutical Products division, positions she assumed upon the 2006 merger of American Pharmaceutical Partners, Inc. and American Bioscience Inc.  From 2002 to 2006, Ms. Williams was the Executive Vice President and Chief Financial Officer of American Pharmaceutical Partners, as well as President from 2005.  Ms. Williams is President of the Nicklin Capital Group, Inc., a firm she founded in 1999 to invest in and provide consulting to early-stage technology companies in the Midwest.  She is a director of Orchid Cellmark, Inc., a leading DNA identity testing service company and Intercept Pharmaceuticals, Inc., a privately-held biotechnology company.  Ms. Williams received her Demi-License en Science Politique from the University of Geneva, Switzerland, her License en Science Politique from the Graduate Institute of International Affairs, University of Geneva, Switzerland and her M.B.A. from the Graduate School of Business, University of Chicago.

Other Information

In 2005, the SEC issued an order against Mr. Crowley arising out of allegations that his former employer violated Section 15B(c)(1) of the U.S. Securities Exchange Act of 1934 and Rule G-37(b) of the Municipal Securities Rulemaking Board, which prohibit a broker, dealer or municipal securities dealer from engaging in municipal securities business with an issuer within two years after any contribution to an official of such issuer.  The alleged violations occurred as a result of a 2002 political donation made by Mr. Crowley to the re-election campaign of an official of an issuer with which the employer subsequently engaged in municipal securities business.  Mr. Crowley was ordered to cease and desist from causing any violations and any future violations of the above provisions and pay a $25,000 civil money penalty.  Mr. Crowley consented to the entry of the order without admitting or denying its findings, except as to the SEC’s jurisdiction over him and the subject matter of the proceedings.

VOTING

Those nominees receiving a plurality of the votes cast will be elected directors.  Abstentions and broker non-votes will not affect the outcome of the election.

Our Board deems the election of the eight nominees listed above as directors to be in our and our stockholders’ best interests and recommends a vote “FOR” their election.

PROPOSAL 2:

AMENDMENT OF OUR 1998 EMPLOYEE STOCK PURCHASE PLAN AND
1998 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN

Proposed Amendments

The Board has amended, subject to stockholder approval, our Employee Stock Purchase Plan (the “ESPP”) and Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified ESPP,” and together in this Proposal with the ESPP, the “Plans”) to increase the aggregate number of shares of common stock available for sale to employees thereunder from 2,400,000 to 3,400,000 shares for the ESPP and from 600,000 to 1,100,000 shares for the Non-Qualified ESPP.  The Board has also amended the ESPP, subject to stockholder approval, in a manner consistent with the Non-Qualified ESPP, to provide that the date of exercise of each option under the ESPP will be specified by the Compensation Committee (the “Committee”) of our Board.

 Reason for the Amendments

 Our Board believes that it is in our best interest to encourage our employees to acquire an equity interest in the Company by making shares of common stock available for purchase by all employees on favorable terms.  The Plans were initially adopted in 1998 and as of December 31, 2008, employees had purchased a total of 1,664,259 shares under the ESPP and 305,405 shares under the Non-Qualified ESPP, leaving 735,741 and 294,595 shares available for future issuance under the respective Plans.

Given the current level of employee participation in the Plans, the rate at which shares are being purchased and the expected near-term exhaustion of shares available for issuance under them, our Board has determined that, in order to continue to have an adequate number of shares available for awards to recruit, hire and retain employees, additional shares should be made available under the Plans.  If the amendments are not approved, we will need to reconsider how to encourage employees to acquire an equity interest in the Company.

Summary of the Plans

This summary of the material terms of the Plans is qualified by reference to the full text of the Plans, as they are proposed to be amended, attached as Appendix A and B, respectively.  The Plans will become effective upon the approval by the Company’s stockholders.

Purpose.  The purpose of the Plans is to aid us in attracting, compensating and retaining well-qualified employees by providing them with an equity interest in the Company.

Eligible Employees.  All employees, including our executive officers, are eligible to participate in the Plans, provided that any employee holding a beneficial interest in more than five percent of the Company’s common stock is not eligible.  For this reason, Dr. Maddon was ineligible to participate in the Plans in 2008, and he has elected not to participate in the Plans in 2009.  At March 31, 2009, 240 employees were eligible to participate in the Plans.

How the Plans Work.  The Plans provide for quarterly grants of rights to purchase common stock in an amount equal to 25% of each employee’s total compensation during the respective calendar quarter.  The percentage may be changed from time to time by the Committee.  Each purchase right expires six months after the date of grant and is only exercisable during the three-month period prior to the date of expiration, on such date or dates specified by the Committee prior to the date of grant, provided that the participant remains employed on such date(s) of exercise (except upon death).

The ESPP provides that the fair market value of the shares subject to a grant on the first day of the quarter may not exceed $6,250.  In the event an employee’s total compensation is such that the applicable percentage results in shares subject to a grant having a fair market value greater than $6,250, the excess is granted from the Non-Qualified ESPP.

Upon a “change of control” of the Company, all outstanding purchase rights under the Plans immediately become fully exercisable and all rights of participants become nonforfeitable.

Available Shares.  There are currently available for future grants 735,741 shares under the ESPP and 294,595 under the Non-Qualified ESPP.  The proposed amendments would increase availability for future grants to 1,735,741 under the ESPP and 794,595 under the Non-Qualified ESPP.  Shares issued under the Plans may be either authorized but unissued shares or treasury shares, and any shares subject to options that have been terminated or expired by their terms are available for further grants.

Exercise Price and Payment.  The price at which employees may exercise purchase rights is the lesser of (i) the closing price of the common stock on the date prior to the date of grant (the first day of each fiscal quarter) or (ii) 85% of the fair market value of the common stock on the date of exercise.  Payment for shares upon exercise may be made in cash or, at the discretion of the Committee, in shares of Company common stock already owned by the participant or acquired upon exercise of the right.  We do not withhold any amount from an employee’s cash compensation in order to exercise an option under the Plans.  Participants may, at the discretion of the Committee, elect to effect a simultaneous exercise and sale of the shares acquired upon such exercise through a program arranged by the Company, or to pay withholding tax on the exercise of the purchase rights through the surrender of shares of common stock already owned by the participants or received upon exercise of the right, or through the payment of cash.

Transfer Restrictions.  Stock purchase rights may not be transferred other than by will or by the laws of descent and distribution and may be exercised during the employee’s lifetime only by the employee.

Amendment.  Our Board may at any time alter, amend, suspend or terminate the Plans, provided that any such alteration, amendment, suspension or termination will not (i) adversely affect the rights of an employee under any previously granted award, or (ii) be made without the approval of our stockholders to the extent approval is required by applicable laws, rules or regulations.

Administration.  The Compensation Committee administers the Plans, and has the authority and discretion, not inconsistent with the Plans, to amend the terms of future grants and terminate further grants.

U.S. Federal Income Tax Consequences

The ESPP is intended to comply with the requirements of Section 423 of the U.S. Internal Revenue Code of 1986, so that neither the grant of purchase rights nor their exercise will have any federal income tax consequences to either us or the employee.  Employees will recognize income on sale of shares acquired upon exercise, subject to tax at ordinary income tax rates or at capital gains rates, depending on the holding period for the shares.  We generally will not be entitled to a tax deduction for the income recognized by employees under the ESPP, except for certain amounts upon a “disqualifying disposition” of shares by employees within a two-year period following the date of grant.

Under the Non-Qualified ESPP, the grant of purchase rights will have no federal income tax consequences to either us or the employee.  Their exercise will, however, result in taxable income to the employee in an amount equal to the difference between the purchase price and the fair market value on the date of exercise and will generally result in a corresponding deduction from taxable income for us.

Information Concerning Operation of the Plans in 2008

Under the Plans, employees are entitled to apply up to 25% of their gross pay to the purchase of common stock, with a limit of $25,000 per year under the ESPP and any remainder under the Non-Qualified ESPP.  The table below sets forth information regarding award grants made under the Plans in 2008:

Name and Position	Gain from exercise under Plans[1]	Number of shares issued upon ESPP exercise	Number of shares issued upon Non-Qualified ESPP exercise
Paul J. Maddon	—	—	—
Chief Executive Officer[2]
Robert A. McKinney	$35,151	809	1,076
Chief Financial Officer[3]
Mark R. Baker[3]	$45,400	809	1,510
Thomas A. Boyd[3]	$54,132	809	1,894
Robert J. Israel[3]	$41,709	809	1,381
All current executive officers as a group[3]	$206,838	4,045	6,734
All current directors who are not executive officers as a group[4]	—	—	—
All employees, including all current officers who are not executive officers as a group[5]	$2,513,130	533,779	119,911
__________

(1)	The exercise price range for the ESPP was $4.27 to $15.32 and for the Non-Qualified ESPP was $6.07 to $15.32.

(2)	As the holder of a beneficial interest in more than five percent of common stock in 2008, Dr. Maddon was not eligible to participate in either Plan.

(3)
Gain from exercise is the difference between (i) the fair market value on the date of exercise of the shares issued upon exercise of the purchase rights and (ii) the exercise price thereof.  Share numbers are net of shares surrendered in payment of exercise prices for, and applicable withholding taxes in respect of, rights exercised.

(4)	Non-employee directors are not eligible to participate in the Plans.

(5)
Gain from exercise is the difference between (i) the fair market value on the date of exercise of the shares issued upon exercise of the purchase rights and (ii) the exercise price thereof.  Share numbers are net of shares surrendered in payment of exercise prices for, and, in the case of employees who so elect, applicable withholding taxes in respect of, rights exercised.  Executive officers are not included in this group.

VOTING

Under Nasdaq Stock Market rules, amendment of the Plans must be approved by affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote at the Meeting.  Abstentions from voting on this proposal will have the effect of a “no” vote.  Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote.

Our Board deems the adoption of amendments of the 1998 Employee Stock Purchase Plan and 1998 Non-Qualified Employee Stock Purchase Plan to be in our and our stockholders’ best interest and recommends a vote FOR Proposal 2.

PROPOSAL 3:

AMENDMENT OF OUR 2005 STOCK INCENTIVE PLAN

Proposed Amendments

The Board has amended, subject to stockholder approval, our 2005 Stock Incentive Plan (the “Stock Incentive Plan” or, in this Proposal, the “Plan”) to (i) increase the maximum number of shares of common stock available for issuance thereunder from 3,950,000 shares to 5,450,000 shares, (ii) change the method for determining the number of shares available for issuance under the Plan from time to time, including with respect to the different types of awards available under the Plan as described below under “Available Shares,” and (iii) amend the definition of “Change in Control” under the Plan as described below under “Effect of Change in Control.”

 Reason for the Amendments

Our Board believes it is in our best interest to encourage stock ownership by employees and others who provide valuable services to the Company.  Accordingly, the Board adopted the Stock Incentive Plan to provide for the award of equity-based and other incentive compensation to our employees, officers, directors, consultants, advisors and other individual service providers.  This Plan provides for the award of stock options, stock appreciation rights, restricted stock, stock units, stock awards and performance awards.  It allows us to make awards that qualify as “performance-based compensation” under section 162(m) of the Internal Revenue Code.

As of December 31, 2008, a total of 1,115,087 shares remained available for issuance under the Stock Incentive Plan.  Our Board has determined that additional shares of common stock should be made available for awards under the Plan to eligible persons who are responsible for the success of our business.

The Board believes that the Stock Incentive Plan is important to attract and retain employees in a competitive labor market, which is essential to our long-term growth and success.  In order to continue to ensure that a sufficient reserve of common stock is available for awards under the Stock Incentive Plan, so that we can recruit, hire and retain employees, our Board believes that additional shares of our common stock should be made available under the Plan.

The proposed changes in counting restricted stock and similar awards against the Plan’s maximum share limitation and in the definition of “Change in Control” bring the Plan into conformity with current compensation practices.

If stockholders do not approve this amendment, we will reevaluate how we provide incentives to existing and future employees and other service providers, but will continue to utilize the Stock Incentive Plan pursuant to its existing terms.

Summary of the Stock Incentive Plan

Purpose.  The purpose of the Stock Incentive Plan is to further align the interests of our employees and other eligible service providers with those of our stockholders by providing incentive compensation opportunities tied to the performance of our common stock and by promoting increased ownership of our common stock by those individuals.  The Plan is also intended to advance our interests and those of our stockholders by helping to attract, retain and motivate personnel upon whose judgment, initiative and effort the successful conduct of our business is largely dependent.  This summary of the material terms of the Plan is qualified by reference to the proposed full text of the Plan, as it is proposed to be amended, attached as Appendix C.  The Plan will become effective upon approval of the Company’s stockholders.

Eligible Employees.  Awards under the Stock Incentive Plan may be granted to any of our current or prospective employees, officers, directors, consultants, advisors or other individual service providers.  As of March 31, 2009, we had 240 employees and approximately ten other eligible awardees.

Available Shares.  The Plan currently provides that up to 3,950,000 shares may be issued pursuant to awards granted thereunder, of which 1,115,087 shares remained available at December 31, 2008.  Increasing the maximum number of shares available for issuance under the Plan to 5,450,000 shares will result in 2,615,087 shares being available for future grants.  Any shares subject to stock options or stock appreciation rights under the Plan will be counted against the maximum share limitations as one share for every share of common stock subject thereto. With respect to stock appreciation rights that are settled in shares, the common stock subject to such award will be counted against the maximum share limitations as one share for every share of common stock subject thereto, regardless of the number of shares actually issued to settle the award upon exercise.  Any shares subject to restricted stock awards, stock unit awards, stock awards or share-based performance awards, if any, under the Plan will be counted against the maximum share limitations under the Plan as 1.2 shares for every share of common stock subject thereto or issued thereunder.  In its deliberations in considering whether to use one or another form of stock incentive in any particular grant, or a combination of types of incentives, the Committee may use ratios in converting among stock options, stock appreciation rights, stock awards, performance awards and stock units awards that differ from the ratios to be used in determining the number of shares to be counted against the maximum share limitations under the Plan, but in no event will the ratio used to determine the number of shares counted against the maximum share limitation of the Plan be less than 1.2-to-one for restricted stock awards, stock unit awards, stock awards or share-based performance awards, or one-to-one for other awards.

Shares issued and sold under the Stock Incentive Plan may be either authorized but unissued shares or shares held in our treasury.  To the extent that any award payable in shares is forfeited, cancelled, returned for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares covered thereby will no longer be charged against the maximum share limitations and may again be made subject to award.  Any awards that are settled in cash and not in shares will not be counted against the share limitations under the Plan.  Any shares of common stock used by the participant to pay the exercise price for stock options or satisfy payroll tax withholding requirements will not be added back to the share reserve.

Adjustments.  In the event of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to our common stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting our common stock, appropriate and equitable adjustments shall be made to the number and kind of shares available for grant, as well as to other maximum limitations under the Stock Incentive Plan, and the number and kind of shares of common stock or other rights and prices under outstanding awards to prevent dilution or enlargement of a participant’s rights under an award.

Effect of Change in Control.  The Compensation Committee may, in an award agreement, provide for the effect of a “Change in Control” on an award.  These provisions may include the acceleration of vesting of an award, the elimination or modification of performance or other conditions, the extension of the time for exercise or realizing gain from an award, the acceleration of payment, cash settlement of an award or other adjustments that the Committee considers appropriate.  The Board has approved, subject to stockholder approval, an amendment to the Plan providing that a Change in Control with respect to a merger, consolidation, sale of assets, liquidation or other transaction involving the Company occurs only upon final consummation of the transaction.  Under the Plan as currently in effect, a Change in Control occurs upon stockholder approval of such a transaction.

Term, Amendment and Termination.  The term of the Stock Incentive Plan is ten years from the date of its adoption by the Board, or until April 4, 2015.  The Board may, however, terminate, amend or modify the Plan at any time, subject to stockholder approval under certain circumstances, provided no termination, amendment or modification will adversely affect the rights of a participant under any previously granted award.

Administration. The Stock Incentive Plan is administered by the Compensation Committee.  The Committee shall, to the extent deemed necessary or advisable by the Board, be constituted so each committee member will satisfy the requirements for (i) an “independent director” as defined by the Nasdaq Marketplace rules, (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and (iii) an “outside director” under section 162(m) of the Internal Revenue Code.  Subject to the limitations set forth in the Plan, the Committee has the authority to determine the (a) persons to whom awards are to be granted, (b) types of awards to be granted, (c) time at which awards will be granted, (d) number of shares of common stock, units or other rights subject to each award, (e) exercise, base or purchase price of an award, (f) time or times at which the award will become vested, exercisable or payable, (g) performance criteria, performance goals and other conditions of an award, and (h) duration of the award.  Subject to the terms of the Plan, the Compensation Committee has the authority to amend the terms of an award in any manner permitted by the Plan for the grant of an award, provided that no such action adversely effects the rights of a participant with respect to an outstanding award without the participant’s consent. The Committee has the right to delegate from time to time to one or more of our officers its authority to grant and determine the terms and conditions of awards, subject to certain limitations.  No such delegation is currently in place.  Any awards under the Plan made to non-employee members of the Board must be approved by the Board.

Types of Awards

Stock Options. Stock options granted under the Stock Incentive Plan may be issued as either incentive stock options, within the meaning of section 422 of the Internal Revenue Code, or as non-qualified stock options. The exercise price of an option will be not less than 100% of the fair market value of a share of our common stock on the date of grant, or such higher amount as determined by the Compensation Committee.  The Committee will determine the vesting and/or exercisability requirements and the term of exercise of each option, including the effect of termination of employment or service of a participant.  Such vesting requirements shall be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee.  The Committee may accelerate the vesting of options at any time. The maximum term of an option will be ten years from the date of grant.  In the case of incentive stock options, for purposes of Internal Revenue Code section 422, the maximum value of shares of common stock (determined at the time of grant) that may be subject to incentive stock options that become exercisable by a single employee in any one year is limited to $100,000.  Subject to adjustments as described above, a maximum of 750,000 shares may be subject to under options granted under the Plan to any single participant in any calendar year.

To exercise an option, the participant must pay the exercise price, subject to specified conditions, (i) in cash, (ii) in shares of common stock, (iii) through an open-market broker-assisted transaction, (iv) by combination of these methods, or (v) by such other method approved by the Compensation Committee, and must pay any required tax withholding amounts.  All options are nontransferable except upon the participant’s death by his or her will or the laws of descent and distribution or, in the case of non-qualified options, to a participant’s “family member,” or as otherwise permitted by the Committee, in each case as may be approved by the Committee in its discretion at the time of the proposed transfer.  Without prior approval of stockholders, the Plan prohibits the cancellation, substitution or amendment of an option for the purpose of reducing the exercise price of a previously granted option, except for equitable adjustments for any recapitalization, reclassification or other change in our corporate structure, as described above.

Stock Appreciation Rights (SARs).  A stock appreciation right may be granted either in tandem with an option or without a related option, and entitles the participant, upon settlement or exercise, to receive a payment based on the excess of the fair market value of a share of common stock on the date of settlement or exercise over the base price of the right, multiplied by the number of shares as to which the right is being settled or exercised. SARs may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic payment of the right upon a specified date or event.  The base price of an SAR may not be less than the fair market value of a share of common stock on the date of grant.  The Compensation Committee will determine the vesting requirements and the term of exercise of each SAR, including the effect of termination of employment or service of a participant, which may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The Committee may accelerate the vesting of SARs at any time.  The maximum term of an SAR will be ten years from the date of grant.  Subject to adjustments as described above, a maximum of 750,000 shares of common stock may be subject to SARs granted under the Plan to any single participant during any calendar year.  SARs may be payable in cash, shares of common stock or a combination of both.  Without prior approval of stockholders, the Plan prohibits the cancellation, substitution or amendment of an SAR for the purpose of reducing the exercise price of a previously granted SAR, except for equitable adjustments for any recapitalization, reclassification or other change in our corporate structure, as described above.

Restricted Stock Awards (RSAs).  A restricted stock award represents shares of our common stock that are issued subject to restrictions on transfer and vesting requirements as determined by the Compensation Committee.  Vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee. The Committee may accelerate the vesting of an RSA at any time.  Subject to the transfer restrictions and vesting requirements of the award, the participant will have the rights of a stockholder of our Company, including all voting and dividend rights, during the restriction period, unless the Compensation Committee determines otherwise at the time of the grant.  Subject to adjustments as described above, a maximum of 250,000 shares of common stock may be subject to RSAs granted under the Plan to any single participant during any calendar year.

Stock Units.  An award of stock units provides the participant the right to receive a payment based on the value of a share of common stock.  Stock units may be subject to vesting requirements, restrictions and conditions to payment as determined by the Compensation Committee.  Vesting requirements may be based on the continued employment or service of the participant for a specified time period or on the attainment of specified business performance goals established by the Committee.  The Committee may accelerate the vesting of a stock unit award at any time.  A stock unit award may also be granted on a fully vested basis, with a deferred payment date.  A stock unit award shall become payable to a participant at the time or times determined by the Compensation Committee and set forth in the award agreement, which may be upon or following the vesting of the award.  Stock unit awards are payable in cash, shares or a combination of both.  Stock units may also be granted together with related dividend equivalent rights.  Subject to adjustments as described above, a maximum of 250,000 shares of common stock may be subject to stock units granted under the Plan to any single participant during any calendar year.

Stock Awards.  A stock award represents shares of common stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which the participant is entitled to all incidents of ownership.  A stock award may be granted for past services, in lieu of bonus or other cash compensation, directors’ fees or for any other valid purpose as determined by the Compensation Committee.  The Committee may, in connection with any stock award, require the payment of a specified purchase price.  Upon the issuance of shares under a stock award, the participant shall have all rights of a stockholder with respect thereto, including the right to vote and receive all dividends and other distributions paid or made with respect thereto.  Subject to adjustments as described above, a maximum of 250,000 shares of common stock may be subject to stock awards granted under the Plan to any single participant during any calendar year.

Performance Awards.  The Compensation Committee may grant performance awards under the Stock Incentive Plan which represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied.  The Committee may grant performance awards that are intended to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code, as well as performance awards that are not intended to so qualify.  At the time a performance award is granted, the Committee will determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate.  The Committee may also determine a target payment amount or a range of payment amounts for each award.  No more than $1 million of compensation may be payable to any single participant during any one calendar year in performance awards.  In the case of performance awards, as well as other awards under the Stock Incentive Plan that are intended to qualify as performance-based compensation under section 162(m) of the Code, the Committee will designate performance criteria from among the criteria set forth below.

Section 162(m) Awards.  Awards of options and SARs granted under the Stock Incentive Plan are intended by their terms to qualify for the performance-based compensation exception under section 162(m) of the Internal Revenue Code.  In addition, the Compensation Committee may grant awards of restricted stock, stock units, stock awards or performance awards that are intended to qualify for the performance-based compensation exception under section 162(m) of the Code.  Under that section, the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Committee discretion to decrease the amount of compensation payable).  For each such award, the performance criteria upon which the payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any subsidiary or any business unit:

(i) total stockholder return; (ii) stock price increase; (iii) return on equity; (iv) return on capital; (v) return on investment; (vi) earnings per share, diluted or basic; (vii) EBIT (earnings before interest and taxes); (viii) EBITDA (earnings before interest, taxes, depreciation and amortization); (ix) cash flow (including operating cash flow, free cash flow, discounted cash flow, and cash flow in excess of costs of capital); (x) net or gross revenue; (xi) operating expenses; (xii) gross or operating margin; (xiii) execution of a corporate collaboration agreement relating to one of our product candidates; (xiv) approval or acceptance by the U.S. Food and Drug Administration or a comparable foreign regulatory authority of a final New Drug Application, a Biologic License Application or similar document; (xv) approval for marketing of one of our product candidates by the FDA or a comparable foreign regulatory authority; (xvi) obtaining a specified level of financing for the Company, as determined by the Compensation Committee, including through government grants (or similar awards) and the issuance of securities; and (xvii) commencement of a particular stage of clinical trials for one of our product candidates.  The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including, but not limited to, any or all of the following items: discontinued operations, extraordinary, unusual or non-recurring items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting our business.  The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.

Stock Incentive Plan Benefits in 2008

During 2008, stock options and restricted stock were granted under the Stock Incentive Plan to our Named Executive Officers as set forth in the “Grants of Plan-Based Awards for 2008” table in “Executive Compensation.”  Under the Stock Incentive Plan, in 2008 a total of 220,000 non-qualified stock options and 53,334 restricted shares were granted to our executive officers (including our NEOs); a total of 267,542 options and 210,033 restricted shares were granted to our other officers and employees; a total of 100,000 options were granted to our non-employee directors; and 11,500 options were granted to a non-director scientific advisor.  All of the options were granted at a weighted average exercise price of $16.01 per share.  The terms and number of stock options or other awards to be granted in the future under the Plan are to be determined in the discretion of the Compensation Committee.  Since no such determinations have yet been made, the benefits or amounts that will be received by or allocated to our executive officers, directors or other eligible employees cannot be determined at this time.

On April 24, 2009, the closing price on the Nasdaq National Market of our common stock was $5.74 per share.

U.S. Federal Income Tax Consequences

Following is a summary of the United States federal income tax consequences of awards under the Stock Incentive Plan to participants who are subject to United States tax.  Tax consequences of the Plan to us and participants in other jurisdictions are not addressed.

Stock Options.  An optionee will not generally recognize taxable income upon the grant of a non-qualified stock option to purchase shares of common stock.  Upon exercise of the option, the optionee will generally recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the shares subject thereto over the exercise price.  The tax basis of the shares in the hands of the optionee will equal the exercise price paid for the shares plus the amount of ordinary compensation income the optionee recognizes upon exercise of the option, and the holding period for the shares for capital gains purposes will commence on the day the option is exercised.  An optionee who sells any of the shares will recognize short-term or long-term capital gain or loss measured by the difference between the tax basis of the shares and the amount realized on the sale.  We will be entitled to a federal income tax deduction equal to the amount of ordinary compensation income recognized by the optionee.  The deduction will be allowed at the same time the optionee recognizes the income.

An optionee will not generally recognize income upon the grant of an incentive stock option to purchase shares of common stock and will not generally recognize income upon exercise of the option, provided that the optionee is our employee at all times from the date of grant until three months prior to exercise.  If an optionee who has exercised an incentive stock option sells the shares acquired upon exercise more than two years after the grant date and more than one year after exercise, he or she will recognize capital gain or loss equal to the difference between the sales price and the exercise price.  An optionee who sells the shares before the expiration of the foregoing holding periods will generally recognize ordinary income upon the sale, and we will be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Other Awards.  The current United States federal income tax consequences of other awards authorized under the Stock Incentive Plan are generally in accordance with the following: (i) stock appreciation rights are generally subject to ordinary income tax at the time of exercise or settlement; (ii) restricted stock is generally subject to ordinary income tax at the time the restrictions lapse, unless the recipient elects to accelerate recognition as of the date of grant; (iii) stock units and performance awards are generally subject to ordinary income tax at the time of payment, and (iv) unrestricted stock awards are generally subject to ordinary income tax at the time of grant.  In each of the foregoing cases, we will generally be entitled to a corresponding federal income tax deduction at the same time the participant recognizes ordinary income.

Section 162(m).  Section 162(m) of the Internal Revenue Code generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to each of the chief executive officer and the four other most highly paid executive officers of publicly held companies.  Awards that qualify as “performance-based compensation” are exempt from section 162(m), thus allowing us the full federal tax deduction otherwise permitted for such compensation.

VOTING

Under Nasdaq Stock Market rules, amendment of the Stock Incentive Plan must be approved by affirmative vote of holders of a majority of the shares of common stock present or represented and entitled to vote at the Meeting.  Abstentions from voting on this proposal will have the effect of a “no” vote.  Broker non-votes are not considered shares present, are not entitled to vote and therefore will not affect the outcome of the vote.

Our Board deems the adoption of the amendment of the 2005 Stock Incentive Plan to be in our and our stockholders’ best interest and recommends a vote FOR Proposal 3.

*   *   *

 Equity Compensation Plan Information

The following table sets forth, as of December 31, 2008, certain information related to our equity compensation plans.

	(a) Number of shares to be issued upon exercise of outstanding options, warrants and rights		(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of shares remaining available for future issuance (excluding securities reflected in first column)

Equity compensation plans approved by stockholders	4,366,031	(1)	$19.11	2,145,423	(2)
Equity compensation plans not approved by stockholders (3)	85,143		$1.51	—

Total	4,451,174		$18.78	2,145,423
__________

(1)	Does not include purchase rights issued under the ESPP or the Non-Qualified ESPP.

(2)	Includes 735,741 and 294,595 shares available for issuance under the ESPP and Non-Qualified ESPP, respectively.

(3)	Consists only of our 1989 Non-Qualified Stock Option Plan.

PROPOSAL 4:

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTING FIRM

The Audit Committee of the Board (the “Audit Committee”) has selected PricewaterhouseCoopers LLP (“PWC”) to serve as our independent registered public accounting firm for 2009.  PWC has served as our independent registered public accounting firm since 1994.

A representative of PWC is expected to be present at the meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Although it is not required to do so, the Audit Committee is submitting the selection of our independent registered public accounting firm for ratification at the meeting.  If this selection is not ratified, the Audit Committee will reconsider its choice.

Fees Billed for Services Rendered by Our Independent Accounting Firm

The following table discloses the fees that PWC billed or is expected to bill for professional services rendered to us for each of the last two fiscal years:

Type of Fee	2008	2007
Audit Fees (1)	$559,992	$601,161
Tax Fees (2)	39,900	59,500
All Other Fees (3)	1,611	1,611
__________

(1)
Consists of fees billed or expected to be billed by PWC in connection with (i) the audit of our annual financial statements, including attestation services required under section 404 of the Sarbanes-Oxley Act of 2002, and reviews of our quarterly interim financial statements, totaling $547,700 in 2008 and $535,026 in 2007, (ii) filing of registration statements with the SEC, totaling $5,000 in 2008 and $57,500 in 2007, and (iii) statutory non-U.S. audit fees of $7,292 for 2008 and $8,635 for 2007.

(2)
Consists of fees billed or expected to be billed by PWC for (i) tax return preparation totaling $35,000 in 2008 and $32,500 in 2007, and (ii) tax advice of $4,900 for 2008 and tax consultation regarding Internal Revenue Code section 382 analysis of $27,000 in 2007.

(3)	Consists of fees paid to PWC for a proprietary internet-based subscription service.

Pre-Approval of Audit and Non-Audit Services by the Audit Committee

As part of its duties, the Audit Committee is required to pre-approve audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the accounting firm’s independence.  Around April of every year, the Committee reviews a schedule, prepared by the accounting firm, of certain types of services, and projected fees, to be provided for that year.  The Committee reviews the schedule and provides general pre-approval of those types of services.  The fee amounts are updated to the extent necessary at each of the other regularly scheduled meetings of the Audit Committee.  If a type of service to be provided by the accounting firm has not received general pre-approval during this annual process, it requires specific pre-approval by the Audit Committee.  The Committee may delegate either general or specific pre-approval authority to its chair or any other member(s).  The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Committee at its next meeting.  The Committee approved all services described in “Fees Billed for Services Rendered by Our Independent Accounting Firm” during fiscal years 2008 and 2007.

VOTING

A majority of the votes cast (excluding abstentions and broker non-votes) at the meeting in person or by proxy is necessary for ratification of the selection of PWC as our independent registered public accounting firm.

Our Board deems the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm to be in our and our stockholders’ best interests and recommends a vote FOR Proposal 4.

EXECUTIVE AND OTHER OFFICERS OF THE COMPANY

The names, positions, ages and backgrounds of our executive and other officers are set forth below.  There are no family relationships between any of our directors and executive officers.  None of the corporations or other organizations referred to below with which an executive officer has previously been employed or otherwise associated with, is a parent, subsidiary or affiliate of the Company.

Name	Age	Position
Paul J. Maddon, M.D., Ph.D.	49	Chief Executive Officer, Chief Science Officer and Director
Mark R. Baker, J.D.	54	Executive Vice President-Corporate, General Counsel and Secretary
Robert A. McKinney, CPA	52	Chief Financial Officer, Senior Vice President, Finance & Operations and Treasurer
Thomas A. Boyd, Ph.D.	57	Senior Vice President, Product Development
Robert J. Israel, M.D.	52	Senior Vice President, Medical Affairs
William C. Olson, Ph.D.	46	Senior Vice President, Research & Development
Benedict Osorio, M.S., M.B.A.	52	Senior Vice President, Quality
Nitya G. Ray, Ph.D.	56	Senior Vice President, Manufacturing
Ann Marie Assumma, M.S.	55	Vice President, Regulatory
Walter M. Capone, M.B.A.	44	Vice President, Commercial Development and Operations
Richard W. Krawiec, Ph.D.	61	Vice President, Corporate Affairs
Tage Ramakrishna, M.D.	34	Vice President, Clinical Research

Paul J. Maddon, M.D., Ph.D. is our founder and has served in various capacities since our inception, including Chairman of the Board of Directors, Chief Executive Officer, President and Chief Science Officer.  From 1981 to 1988, Dr. Maddon performed research at the Howard Hughes Medical Institute at Columbia University in the laboratory of Dr. Richard Axel.  Dr. Maddon serves on several scientific review committees of the National Institutes of Health and on the Executive Committee of the Rockefeller University Council.  He received a B.A. in biochemistry and mathematics, an M.D. and a Ph.D. in biochemistry and molecular biophysics from Columbia University.  Dr. Maddon also serves as a trustee of Columbia.

Mark R. Baker, J.D., our Executive Vice President-Corporate, joined the Company in 2005 as Senior Vice President & General Counsel and Secretary.  From 2003 to 2005, Mr. Baker was Chief Business Officer, Secretary and a director of New York Trans Harbor LLC, a privately-held ferry operation in New York City.  From 1997 to 2001, he was Executive Vice President, Chief Legal Officer and Secretary of ContiGroup Companies, Inc. (formerly Continental Grain Company) a privately-held international agri-business and financial concern.  Prior thereto, he was a partner and Co-Chairman of the Capital Markets Group of the New York law firm, Dewey Ballantine.  Mr. Baker was awarded an A.B. degree from Columbia College and a J.D. from the Columbia University School of Law.

Robert A. McKinney, CPA has been our Chief Financial Officer since 2005.  Mr. McKinney joined us in 1992 and currently serves as Senior Vice President Finance & Operations and Treasurer.  Early in his career, he was an audit supervisor at Coopers & Lybrand LLP.  Mr. McKinney studied finance at the University of Michigan, received a B.B.A. in accounting from Western Connecticut State University, and is a Certified Public Accountant.

Thomas A. Boyd, Ph.D. joined us in 2000 and currently serves as Senior Vice President, Product Development.  From 1996 through 2000, Dr. Boyd was Associate Director, R & D Project Management at Boehringer Ingelheim Pharmaceuticals, Inc. and before that held various positions with Wyeth-Ayerst Research and Alteon, Inc.  He received his Ph.D. from Brown University in physiology and biophysics and an A.B. degree from Cornell University’s College of Arts and Sciences.

Robert J. Israel, M.D. joined us in 1994 and currently serves as Senior Vice President, Medical Affairs.  Before joining Progenics, he held oncology positions at Sandoz Pharmaceuticals Corporation and Schering-Plough Corporation.  Dr. Israel is a licensed physician and is board certified in internal medicine and medical oncology.  He received a B.A. in physics from Rutgers University and an M.D. from the University of Pennsylvania, and completed an oncology fellowship at Sloan-Kettering Institute for Cancer Research.  Dr. Israel has been a consultant to the Solid Tumor Service at Sloan-Kettering.

William C. Olson, Ph.D. joined us in 1994 and currently serves as Senior Vice President, Research and Development.  From 1989 to 1994, Dr. Olson was a scientist at Johnson & Johnson and MicroGeneSys, Inc., a biotechnology company.  Dr. Olson has served on scientific review committees of the National Institutes of Health and has co-authored more than 40 articles for peer-reviewed scientific journals.  Dr. Olson received a Ph.D. from the Massachusetts Institute of Technology and a B.S. from the University of North Dakota, both in chemical engineering.

Benedict Osorio, M.S., M.B.A. joined us in 2005 and is currently our Senior Vice President, Quality.  He has almost three decades of experience in pharmaceutical quality control and quality assurance, including service as Director and Senior Director at Forest Laboratories from 2001 to 2005.  From 1984 to 2001, Mr. Osorio held positions of increasing responsibility with The PF Laboratories (a subsidiary of Purdue Pharma), ultimately as Executive Director, Quality Assurance.  From 1979 to 1984, he was an analytical chemist with Berlex Laboratories.  He earned both an M.B.A. and an M.S. in chemistry from Seton Hall University and a B.S. in forensic science from John Jay College of Criminal Justice.  Mr. Osorio is a Certified Quality Engineer and Quality Auditor recognized by the American Society for Quality.

Nitya G. Ray, Ph.D. joined us in 2001 and currently serves as Senior Vice President, Manufacturing.  Prior to joining Progenics, Dr. Ray served as Director of Bioprocess Development at Ortec International from 1997 to 2001.  From 1993 to 1997, Dr. Ray held positions of increasing responsibility at Hoffmann-La Roche in the areas of GMP Manufacturing and Process Development, ultimately as Research Leader, Biopharmaceuticals.  From 1985 to 1993 he developed process technology for biopharmaceutical manufacturing at Verax Corporation.  Dr. Ray received an M.S. and Ph.D. in chemical and biochemical engineering from Rutgers University and a B.S. in chemical engineering from Jadavpur University, India.

Ann Marie Assumma, M.S. joined us in 2004 and currently serves as Vice President, Regulatory Affairs.  She has over 30 years of experience in the pharmaceutical industry and regulatory affairs at companies including Dov Pharmaceuticals, Emisphere Technologies, Bayer and American Cyanamid.  Ms. Assumma earned her M.S. in pharmacology from New York Medical College and a B.S. in biology from Fordham University.

Walter M. Capone, M.B.A. joined us in 2007 as Vice President, Commercial Development and Operations.  Mr. Capone was employed by Trimeris, Inc. from 2002 to 2007 as Senior Vice President of Commercial Operations managing the FUZEON® and fusion inhibitor commercial collaboration with Hoffmann LaRoche.  He has 19 years of U.S. and international commercial experience in the pharmaceutical and biotechnology industries, having held vice president and director-level positions in marketing, sales management and commercial development in the U.S. and Europe for companies including Wyeth, Bristol-Myers Squibb and Triangle Pharmaceuticals, Inc.  Mr. Capone earned his M.B.A. in finance and international business from Columbia University School of Business, and an undergraduate degree in international relations from Brown University.

Richard W. Krawiec, Ph.D. joined us in 2001 as Vice President, Investor Relations and Corporate Communications (now Corporate Affairs).  Prior to joining us, Dr. Krawiec served in similar capacities at Cytogen Corporation, La Jolla Pharmaceuticals, Inc., Amylin Pharmaceuticals, Inc. and IDEC Pharmaceuticals, Inc.  Dr. Krawiec was founder and Editor-In-Chief of Biotechnology Week magazine and founder and Managing Editor of Biotechnology Newswatch.  He received a B.S. in biology from Boston University and a Ph.D. in biological sciences from the University of Rhode Island.

Tage Ramakrishna, M.D. joined us in 2008 and currently serves as Vice President, Clinical Research.  Prior to joining us, Dr. Ramakrishna worked for Altana Pharma, where he served from 2003 to 2007, most recently as Corporate Vice President of International Drug Safety and Medical Affairs.  Prior thereto, Dr. Ramakrishna worked as Medical Director for Insmed Inc.  He received an M.D. from Karol Marcinkowski University in Poznan, Poland and a B.A. in biology from Rutgers University.

Scientific Advisors

An important component of our scientific strategy is our collaborative relationship with leading researchers in supportive care, cancer and virology.  These scientific advisors attend periodic meetings and provide us with specific expertise in both research and clinical development.  All of our scientific advisors are employed elsewhere and may have commitments to or consulting or advisory agreements with other entities that limit their availability to us.  These entities may also compete with us.  Certain of our scientific advisors have, from time to time, devoted significant time and energy to our affairs, but none is regularly expected to devote more than a small portion of time to us.  We have consulting agreements with two scientific advisors, Drs. Goff and Scheinberg, who are also members of our Board.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

We are a biotechnology company engaged in drug development and commercialization.  We have only recently obtained regulatory approval for our first commercial product and begun earning royalties on world-wide sales.  We compete with biopharmaceutical companies of all sizes to attract employees with the skills and expertise necessary to develop and commercialize drugs and achieve our objectives.  Since the funds we can use for compensation are, of necessity, limited, we have worked to develop a compensation program that allows us to attract and retain talented individuals with the essential experience and skills we need at the executive level while being sensitive to our limited resources.  We have done this through a program which combines base salary with bonus compensation and long-term incentives in the form of stock options and restricted stock.  We strive to conserve cash resources by not setting base salaries or total cash compensation at a higher percentile of market compensation data and, instead, providing meaningful long-term equity opportunity.

This Compensation Discussion & Analysis (“CD&A”) outlines, among other things, our compensation philosophy, objectives and processes as they relate to Dr. Maddon, our Chief Executive Officer (“CEO”), Mr. McKinney, our Chief Financial Officer (“CFO”), and our three other most highly compensated executives in 2008 (together with our CEO and CFO, “Named Executive Officers,” or “NEOs”).

Objectives

We seek to achieve the following broad goals in our executive compensation programs and in making decisions regarding individual compensation:

•	Attract and retain those executives critical to our overall success;

•	Reward executives for contributions to achievement of strategic goals which enhance stockholder value;

•	Foster and maintain a company culture of ownership, creativity and innovation; and

•	Motivate our NEOs to achieve critical financial, product and development milestones (long- and short-term) set by the Board and management.

General Compensation Process

The Compensation Committee of our Board is responsible for determining compensation (both the elements and levels) for our NEOs.  In doing so, the Committee reviews our corporate performance against financial and corporate achievement measures, assesses individual performance and evaluates recommendations of the CEO regarding compensation for our other NEOs.

In assessing the performance of the Company and the individual performance of each of the NEOs, the Compensation Committee has considered the progress of the Company in the research, development and commercialization of its product candidates and the contributions made by each of the NEOs.  Recent examples of this progress include the approval for marketing in 2008 of RELISTOR® (methylnaltrexone bromide), our first commercial product, in the U.S. and throughout the world, the commencement of sales of RELISTOR, the entering into of a licensing agreement with Ono Pharmaceutical Co. Ltd. for the development and commercialization of RELISTOR in Japan, and progress in the clinical development of our HIV product candidate PRO 140 and our prostate specific membrane antigen antibody-drug conjugate (PSMA ADC) for treatment of prostate cancer.  The Committee has also considered in its deliberations regarding compensation of the NEOs the continuing world-wide economic downturn and the Company’s share price.

In order to evaluate our NEOs’ performance and our corporate performance, Dr. Maddon is invited to present his oral performance appraisals of direct reports, and shares his views of corporate and divisional performance with the Committee.  He then makes recommendations with regard to the annual base salary adjustments for each executive for approval by the Committee.  At this meeting, our CEO also makes recommendation for bonuses to be paid to the executives for the prior year’s performance.  In March 2008, the Committee made decisions regarding 2008 salaries for our NEOs and the bonuses to be paid in 2008 for 2007 performance.  In March 2009, the Committee met and decided on salaries for 2009 and bonuses to be paid in 2009 for 2008 performance.

Dr. Maddon’s performance is also reviewed at the beginning of the year by the Committee in conjunction with setting his target compensation for the upcoming year.  Salary, bonus and long-term equity compensation for fiscal year 2008 were paid to our CEO in accordance with an employment agreement he entered into with us effective July 1, 2007.   The terms of the employment agreement are set forth in more detail below under “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control.”

Similar to the process for other NEOs, Dr. Maddon is invited at the beginning of each year to meet with the Committee in order to present and discuss his performance and target compensation.  His bonus for the prior year and base salary for the upcoming year is then considered and voted on by the Committee with him absent from the discussion and vote.

In determining our CEO’s and NEOs’ compensation, the Committee also confers with its compensation consultant, Pearl Meyer & Partners, about the competitive market for comparable executives and the proposed elements and amounts of compensation for each executive.  Pearl Meyer provides a report to the Committee and Dr. Maddon outlining competitive market compensation data for consideration when determining the different levels and mix of compensation.  The primary data sources utilized for NEO comparisons is the compensation information publicly disclosed by a Peer Group of companies within the biotechnology industry, selected by the Committee with Pearl Meyer’s assistance, that are similar to us in size, stature and state of development.  Peer Group companies are reviewed annually by the Committee with Pearl Meyer’s assistance to ensure that they remain relevant and meaningful comparators.  The Peer Group used to set compensation for our CEO and other NEOs for 2008 consisted of:

Acorda Therapeutics, Inc.	Myriad Genetics, Inc.
Alexion Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
Exelixis, Inc.	Nuvelo, Inc.
Human Genome Sciences, Inc.	Regeneron Pharmaceuticals, Inc.
Idenix Pharmaceuticals, Inc.	Telik, Inc.
Intermune, Inc.	Theravance, Inc.
Medarex, Inc.	Zymogenetics Inc.

The Peer Group data are supplemented with published executive compensation surveys providing position-based compensation data from biotechnology companies similar in size and scope to us.

After review and discussion with Dr. Maddon of the market data and his recommendations, the Committee either approves the recommendations or asks him and/or Pearl Meyer for additional analysis or an alternative recommendation.  Once the Committee is satisfied with the information provided, it makes decisions by vote of the majority of the Committee.  Dr. Maddon does not have a vote on the compensation decisions, but is present for discussion of our other NEOs’ compensation.  He does not have a vote, nor is he present for decisions regarding his own compensation.

Decisions with regard to the actual amount or value of total compensation or specific elements of compensation granted to each of our NEOs are based on a number of factors in addition to the market data.  These factors include objective compensation data provided by Pearl Meyer representing pay levels in the marketplace, pay levels of our other executives at a similar level, the individual’s corporate roles and responsibilities, particular experience and expertise, performance and specific duties, the scope of his or her position and department(s) or group(s), our corporate financial performance and the progress of our research and development programs during the year.  In determining a compensation package for each of our NEOs, the Committee looks at all forms of compensation and benefits received by the executive in the aggregate, not merely the individual elements separately, seeking to achieve a balanced program that is well-suited to each of our NEOs individually and as a group.

The Committee uses a similar process at mid-year to determine the long-term incentive elements of our NEO compensation program paid in stock options and restricted stock.  The Committee considers Dr. Maddon’s recommendation for long-term incentive awards to the other NEOs, and makes its own determination of the appropriate long-term incentive awards for all NEOs, including Dr. Maddon.

The amount and mix of compensation is determined within the context of both objective data from our competitive assessment of compensation and the subjective factors outlined above.  We believe that each NEO’s compensation package is generally within the competitive range of practices when compared to objective comparative data even where subjective factors have influenced our compensation decision.

The Committee retains Pearl Meyer for its services directly, although in carrying out assignments, Pearl Meyer interacts directly with our management when necessary and appropriate.  In addition, in its discretion, Pearl Meyer may seek input and feedback from our executives, typically our CFO, regarding its work product prior to presentation to the Committee, in order to confirm alignment with our business strategy and to obtain data or information necessary for its work.  Pearl Meyer provides the Committee with an annual Compensation Report that it updates as the Committee considers appropriate.  During 2008, the Committee used this Compensation Report in setting salary, bonus and equity compensation for the Company’s NEOs and other employees for the year.

Elements of Compensation

We utilize a compensation strategy in line with that of other companies within the biotechnology industry which includes base salary, annual bonus, long-term incentives and retirement and severance benefits.  These elements of pay are designed to reward (i) the level of effort and competence demonstrated relevant to the executive’s duties and responsibilities (base salary), (ii) decision-making that supports our annual financial and product goals (annual bonus), and (iii) a focus on building shareholder value over the long term by making decisions that will not sacrifice our long-term prospects for a particular short-term achievement or goal (long-term incentives).

Base Salary.  Levels of base salary take into account an individual’s role and responsibilities, experience, expertise, individual performance and tenure.  The amount is typically at or slightly below the median industry compensation level for the position as shown by appropriate market data provided by Pearl Meyer.  The market position of each NEO’s base salary reflects our compensation philosophy and the executive’s tenure, experience and expertise.

Annual Bonus.  We do not have a formal annual bonus plan for our NEOs, although business goals, such as product and/or collaboration development, clinical trial progress and budgetary controls, are set by management at the beginning of each year and communicated to each NEO.  Within the context and framework of these established goals, annual bonuses are paid to NEOs on a discretionary basis after our CEO (excluding discussion of his bonus compensation) and the Committee have assessed our corporate financial position at year end and corporate and individual performance for the year against those goals and the competitive market data outlined above.  Individual performance, as well as the performance of the team managed by the NEO, is also taken into consideration in determining an NEO’s annual bonus.

The Committee has historically paid the annual bonus on a discretionary basis because we have been in the drug development stage, without significant revenues or profits.  The Committee has not felt it appropriate to commit to have specific bonus award targets and performance levels set at the beginning of the year because at that time our financial condition at year-end is unclear and may not be sufficient to allow payment of those pre-determined targets.

Bonus compensation amounts paid to our NEOs for 2008 shown in the Summary Compensation Table reflect the significant progress that we, in collaboration with Wyeth, made in gaining approval and commencing commercial sales of RELISTOR.  They were also influenced by the Company’s entering into the licensing agreement with Ono.  Progress was also made on several other research and development programs relating to other drug candidates, including selecting for further development a formulation of our HIV product candidate, PRO 140; selecting a small-molecule drug candidate, designated PRO 206, for treatment of hepatitis C infection; and initiating phase 1 studies of our prostate-specific membrane antigen antibody-drug conjugate (PSMA ADC) for treatment of prostate cancer.

In determining bonuses for fiscal year 2008, the Compensation Committee also considered the continuing economic downturn and the Company’s share price.  The Committee determined that reduced bonuses compared to those paid for 2007 were generally appropriate given the current uncertainty of the global economy and world financial markets.  The Committee took the foregoing circumstances and overall Company performance into account in determining Dr. Maddon’s 2008 bonus, which, at his election, was paid in 66,294 shares of restricted stock, 29,464 of which vested on the date of the award and 36,830 of which will vest six months thereafter.

Long-term incentives.  Long-term incentives include both non-qualified stock options and restricted stock awards.  During 2008, these awards were made to NEOs from our 2005 Stock Incentive Plan, the terms of which are described in our 2008 Annual Report on Form 10-K and in Proposal 3 above.  The exercise price of stock options granted was equal to the closing price of our common stock on the date of grant, as determined by the Committee.  Both stock options and restricted stock granted to our NEOs generally vest over three to four years from the date of grant, except for options granted to all newly hired employees which vest over a five-year period, provided in all cases the employee continues to be employed by us.  The long-term incentive awards granted to our NEOs during 2008 and in prior years that were outstanding at December 31, 2008 are presented in the Grants of Plan-Based Awards for 2008 and Outstanding Equity Awards at Fiscal Year-End tables, below.

We also provide long-term incentives through the use of performance-based awards.  In particular, recent grants made to Drs. Maddon and Boyd, as described below, are performance-based.

Although our long-term incentive grants have typically been time-vested instruments, Dr. Maddon was granted 515,500 performance-based non-qualified stock options between 2002 and 2007.  The performance-based stock options were used by the Committee to align more closely the compensation of our CEO to the business goals established by the Committee and our Board.  Vesting of a percentage of each performance-based award occurs as each defined performance condition for that award is achieved.  The performance conditions for Dr. Maddon’s awards include regulatory marketing approval or signing of corporate partnerships for some of our product candidates; raising capital through the issuance of new securities; initiation of certain clinical trials for some of our product candidates; and approval of government grants and contracts to fund our research and development programs.  The percentages of the award that vest, if every performance condition is achieved, total more than 100% of the award, recognizing that we are pursuing multiple goals and that not every performance condition must be achieved in order for Dr. Maddon’s performance to be considered sufficient to justify the full vesting of the award.  Even if the percentage of the award that vests for the performance conditions actually achieved exceeds 100%, however, Dr. Maddon is entitled to only 100% of the award.  In the event that the defined portions of the award that vest for each performance condition total less than 100%, the award nonetheless vests completely, or “cliff vests,” if Dr. Maddon is still employed by the Company nine years and 11 months from the date of the award.  At the end of 2008, 437,125 performance-based options awarded to Dr. Maddon have vested due to the achievement of performance milestones and a portion of the 78,375 remaining such options may vest before the cliff-vesting date upon the achievement of milestones in the future.

In 2008, we granted Dr. Maddon an additional 75,000 stock options and 25,000 shares of restricted stock, vesting of which is based on achievement of Company performance and milestones.  As in prior years, the Compensation Committee met with Dr. Maddon on several occasions in July 2008 to agree on the performance metrics that trigger vesting, which include regulatory marketing approval for new forms of current products or new products, signing of corporate partnerships for new or existing products or product candidates, corporate profitability and stock price.  As in prior years, not all of the goals need to be achieved in order for 100% of the awards to vest, because the Committee believed that the goals are sufficiently challenging to justify the level of vesting resulting from achievement of each goal.  Unlike prior awards, however, the 2008 awards will not cliff-vest if performance milestones are not met.  As of the end of 2008, none of these awards had vested.

Dr. Boyd received performance-based awards in recognition of his efforts in obtaining FDA approval for RELISTOR, as described in the notes to the Summary Compensation Table.

Other Compensation Considerations.  While in prior years our long-term incentives consisted principally of stock options, commencing in 2004 we issued restricted stock awards to our NEOs and other employees in order to help reduce our overall equity dilution by decreasing the number of stock options issued.  Stock options require the use of more shares to provide equal compensation value and therefore increase the “overhang” on our stock, i.e., the potential number of shares to be issued upon exercise of stock incentives or convertible securities.  The 2008 equity grants generally consisted of 70% stock options and 30% restricted stock in terms of the total number of options granted or restricted shares awarded.

The mix of pay for our NEOs is more heavily weighted toward equity than cash.  The Committee believes that it is important to have equity constitute a substantial portion of executive compensation because it aligns the interests of the NEOs with those of our shareholders, promotes the long-term focus required for success in the biotechnology industry despite the volatility, uncertainty and potential set-backs involved in the discovery and development of pharmaceutical products, and helps us retain key individuals.  Our strategy also allows us to retain more cash for use in our research and development programs.  Our approach is to keep equity compensation in line with the competitive market, yet reflective of the individual’s performance and long-term value to the Company.

When determining amounts of long-term incentive grants to our NEOs, the Committee compares (i) the value of the grant with the value of comparable grants in our Peer Group; (ii) the number of options granted by position in our Peer Group; (iii) the number of options granted by position as a percentage of total common shares outstanding, compared with the applicable percentages of comparable grants in our Peer Group; and (iv) the executive’s overall equity incentive opportunity.  We believe these comparisons provide an important context for comparing the competitive level of our equity based compensation practices to those of other companies in our Peer Group and ensure that we are not at a competitive disadvantage in terms of hiring or retaining key executive talent.

Our current practice is to make annual awards of stock options and/or restricted stock determined by the Committee to our employees, including our NEOs, on the first business day of July.  In addition, stock options and/or restricted stock are awarded to newly-hired employees as described above.  We may from time to time issue equity-based compensation at other times during the year.  We do not have a practice or policy of granting stock options or restricted stock in anticipation of, or subsequent to, the disclosure of material non-public information, including quarterly earnings releases.

Retirement, Welfare Benefits.  We make available to our NEOs retirement and welfare benefits, consisting of partial matching contributions to their 401(k) retirement plans and access to medical, dental and other welfare plans, all of which are equally available to our other full-time employees.  NEOs also receive reimbursement of premiums for enhanced life and disability insurance, totaling less than $10,000 per NEO.  No other perquisites are given to our NEOs.  This philosophy is consistent with our view that an emerging company generally best utilizes its resources in research, development and commercialization efforts.  The total of retirement and welfare benefits for each NEO is presented in the Summary Compensation Table, below.

Equity Ownership by Executives

We do not currently have a formal stock ownership requirement for executives, but we encourage stock ownership by executives on a voluntary basis and through participation in the Stock Incentive Plan as well as the ESPP and Non-Qualified ESPP.  Each of our NEOs has both vested and unvested stock options and unvested restricted stock as shown in our Outstanding Equity Awards at Fiscal Year-End table.

Employment Agreements

We have an employment agreement with Dr. Maddon, effective July 1, 2007.  The agreement extended prior employment agreements and automatically renews each year unless one of the parties gives 90 days’ prior written notice.  It provides for Dr. Maddon to receive an annual salary of $600,000 for the initial term, increasing at a rate of at least three percent per year (which increase he declined for 2009), and a discretionary bonus in an amount to be determined by the Board.  The agreement also provides for the terms of continued employment and the responsibilities of each party upon termination of employment, as more fully outlined below under “Potential Payments upon Termination or Change-in-Control.”

We believe Dr. Maddon’s employment agreement is an important tool because it allows us to motivate and retain him by providing a measure of earnings security through (i) income protection in the form of severance and continued benefits if he is terminated without cause or resigns for good reason, (ii) protection for his family if he becomes disabled or dies, and (iii) additional protections in connection with a change in control of the Company.

We believe providing severance protection to our CEO is an appropriate bridge to subsequent employment if he is terminated without cause, particularly because the opportunities are typically more limited and the job search lead time longer for positions appropriate to his level of skill and experience.  In addition, his employment agreement benefits us by enabling him to remain focused on our business in uncertain times without the distraction of potential job loss.  It also allows him to take positions and engage in strategic initiatives that he and the Board believe are in our best interest without fear of personal economic consequences if the initiative fails.

We also have an employment agreement with Dr. Israel entered into effective September 1, 1994.  The agreement contains a severance provision for termination without cause consisting of nine months salary and benefits.  If at any time during such severance period Dr. Israel secures new employment, however, the severance will cease.  The agreement also contains restrictive covenants against disclosure of our confidential business information, non-solicitation of our employees and customers and non-competition with our business, and establishes our right to inventions and intellectual property as more fully outlined below under “Potential Payments upon Termination or Change-in-Control.”

Tax and Accounting Considerations

The compensation paid to our NEOs is generally subject to taxation at ordinary rates.  Although we endeavor to structure our compensation packages so that they are not subject to tax penalties (such as additional taxes arising under Section 409A of the Internal Revenue Code), our efforts in this regard do not materially affect the terms of our compensation arrangements.

Section 162(m) of the Internal Revenue Code limits our deduction of compensation paid to each of our NEOs to $1,000,000 unless the compensation is “performance-based” as defined in the Code.  Our 2005 Stock Incentive Plan allows the Committee to grant awards that will be exempt from the deduction limits of section 162(m) if applicable criteria are satisfied.  While the Committee considers the tax and accounting effect of the compensation programs, there may be times when the Committee accepts a less advantageous tax and accounting outcome in order to achieve other goals, such as motivating and retaining executives.

We design our stock incentive plans from which long-term incentive awards are granted to be in compliance with generally-accepted accounting principles in order to avoid additional non-cash compensation charges.

Summary Compensation Table

The table and footnotes below describe the total compensation paid to our CEO, CFO, and three other most-highly compensated NEOs.  As reflected in the table and discussed above in the CD&A, we pay these executive officers a mix of cash and equity compensation.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1] ($)	Option Awards[1] ($)	All Other Compen- sation[2] ($)	Total ($)

Paul J. Maddon	2008	618,000	330,000[3]	779,610	1,374,410	17,228	3,119,248
Chief Executive Officer	2007	600,000	-	738,848	1,779,997	16,806	3,135,651[7]
	2006	565,000	350,000[3]	384,306	2,850,421	16,306	4,166,033[7]

Robert A. McKinney	2008	290,000	88,000[4]	184,702	415,874	28,752	1,007,328
Chief Financial Officer	2007	270,000	110,000[4]	143,762	352,506	25,923	902,191
	2006	250,000	100,000[4]	80,607	334,053	25,423	790,083

Mark R. Baker	2008	385,000	160,000[4]	122,067	825,197	20,500	1,512,764
Executive Vice President-	2007	325,000	200,000[4]	88,185	650,729	20,500	1,284,414
Corporate	2006	300,000	200,000[4]	24,949	519,975	20,000	1,064,924

Thomas A. Boyd	2008	290,000	155,000[4,5]	59,316[6]	445,765	25,979	976,060
Senior Vice President	2007	270,000	220,000[4,5]	170,252[6]	391,650	26,161	1,078,063
	2006	250,000	125,000[4]	166,166	492,274	25,516	1,058,956

Robert J. Israel	2008	355,000	80,000[4]	143,468	238,693	29,167	846,328
Senior Vice President

_____________________

(1)
Amount of compensation for each NEO reflects the expense recognized by the Company for financial statement reporting purposes for the year presented, in accordance with FAS 123R, in respect of awards made in the year presented and prior years.  The assumptions used in calculating the expense amounts are set forth in our Annual Reports on Form 10-K for the relevant years.  “Option Awards” column includes compensation derived from our ESPP and Non-Qualified ESPP Plans.

(2)	Includes the amount of the Company’s matching contribution under our 401(k) Plan and reimbursement of premiums for enhanced life and disability insurance made to or on behalf of our NEOs.

(3)
Dr. Maddon elected to receive the 2008 bonus award in the form of 66,294 shares of restricted stock rather than $330,000 cash, of which 29,464 shares vested on March 17, 2009, the date of grant, with the balance of 36,830 vesting six months later.  The total value of the award was $371,246, based on 66,294 shares at a per-share value of $5.60, the fair market value of our common stock on the date of grant.  The $41,246 incremental cost will be reported in the Summary Compensation Table of our 2010 Proxy Statement as compensation expense for 2009, when the restricted shares are scheduled to vest.  Dr. Maddon elected to receive the 2006 bonus award in the form of 15,957 shares of restricted stock rather than $350,000 cash. The total value of the award was $481,263, based on 15,957 shares at a per-share value of $30.16, the fair market value of our common stock on February 20, 2007, the date of grant.  All shares awarded for the 2006 bonus have vested and compensation expense has been recorded in accordance with FAS 123R.  Dr. Maddon did not receive a bonus in 2007.

(4)	Includes a performance-based discretionary cash bonus approved by the Committee.

(5)
2008 amount includes a discretionary cash bonus of $88,000 and a milestone-based cash bonus of $67,000 paid upon approval by the FDA of the Company’s NDA for RELISTOR in 2008 (see our CD&A above under the heading “Elements of Compensation-Long-term incentives”).  2007 amount includes a discretionary cash bonus of $110,000 and an additional bonus of the same amount paid upon filing of the RELISTOR NDA.

(6)
Includes a reduction of $127,800 in each of 2007 and 2008 in respect of two 2006 grants of 5,000 restricted shares each which were subject to subsequent milestone-based vesting which did not occur and were forfeited.

(7)
Amounts differ from those previously reported.  In our 2008 Proxy Statement, Dr. Maddon’s compensation was reported to be $381,911 higher for 2007 and $438,006 higher for 2006 than in the presentation above.  For all years, however, the actual compensation received by Dr. Maddon as reported in the 2008 Proxy Statement and in this document remains the same.  In the presentation above:

(i)
vesting of portions of Dr. Maddon’s bonus compensation is reported beginning in the year preceding the award (in respect of which the bonus was awarded), rather than beginning in the year the bonus was awarded;

(ii)	recognition of the fair market value of incremental costs of his bonus awards is reported in the “Stock Awards” column rather than under “Bonus;”

(iii)
the amount of his 2006 bonus (awarded in 2007) is reported as compensation for 2006 rather than 2007, and the initial vested portion of his 2005 bonus (awarded in 2006) is not included in 2006 bonus compensation (the 2008 Proxy Statement reported the 2005 bonus portion in both the “Bonus” and “Stock Awards” columns, without a compensating reduction of the “Total” column); and

(iv)	compensation derived from our Non-Qualified ESPP is reported in the “Option Awards” column.

Grants of Plan-Based Awards For 2008

The following table sets forth information regarding grants of compensatory awards we made to our NEOs during 2008:

Name	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards (#)[1]	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Paul J. Maddon	7/1/2008	25,000[2]				197,250
	7/1/2008	75,000[2]			16.05	513,000

Robert A. McKinney	7/1/2008		8,333[3]			133,745
	7/1/2008			25,000[4]	16.05	277,223

Mark R. Baker	7/1/2008			60,000[4]	16.05	665,334

Thomas A. Boyd	7/1/2008		6,667[3]			107,005
	7/1/2008			20,000[4]	16.05	221,778

Robert J. Israel	7/1/2008		6,667[3]			107,005
	7/1/2008			20,000[4]	16.05	221,778
__________________

(1)	Awards reported in this column are limited to performance-based equity awards; other equity awards are reported in following columns.

(2)	Restricted stock awards and stock options vest in defined percentages upon achievement of specified performance or market-based milestones; not subject to cliff vesting.

(3)	Restricted stock awards vest 33.3% per year, with vesting dates of June 20, 2009, 2010 and 2011.

(4)	Stock options vest 33.3% per year with vesting dates of July 1, 2009, 2010 and 2011.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding unexercised stock option and unvested stock awards held by our NEOs as of December 31, 2008:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
Paul J. Maddon	0 101,250 79,750 75,000		75,000(3) 11,250(4) 65,250(5)	16.05 22.01 24.26 21.39	7/1/2018 7/2/2017 7/3/2016 7/1/2015
	35,625 37,500 112,500 112,500 75,000		1,875(6)	16.85 16.85 15.06 15.06 12.29	7/1/2014 7/1/2014 7/1/2013 7/1/2013 7/1/2012
	33,000			12.29	7/1/2012
						58,543	603,578	25,000	257,750

Robert A. McKinney	0 2,500 12,500 9,375 18,750 25,000 25,000	25,000(7) 7,500(8) 12,500(9) 3,125(10) 6,250(11)		16.05 22.01 24.26 21.39 22.68 15.06 12.29	7/1/2018 7/2/2017 7/3/2016 7/1/2015 3/1/2015 7/1/2013 7/1/2012
	25,000			17.19	12/27/2011
	25,000			13.63	6/28/2010
	25,000			13.75	4/16/2009
						23,457	241,842	–	–

Mark R. Baker	0 2,500 12,500 30,000 30,000	60,000(7) 7,500(8) 12,500(9) 30,000(12) 20,000(13)		16.05 22.01 24.26 27.71 20.02	7/1/2018 7/2/2017 7/3/2016 2/21/2016 6/20/2015
						13,999	144,330	–	–

Thomas A. Boyd	0 1,750 8,750 12,500 18,750	20,000(7) 5,250(8) 8,750(9) 12,500(12) 6,250(10)		16.05 22.01 24.26 27.71 21.39	7/1/2018 7/2/2017 7/3/2016 2/21/2016 7/1/2015
	25,000 20,000 50,000	0 0 0		15.06 12.29 18.47	7/1/2013 7/1/2012 1/1/2012
						18,791	193,735	–	–

Robert J. Israel	0 1,750 8,750	20,000(7) 5,250(8) 8,750(9)		16.05 22.01 24.26	7/1/2018 7/2/2017 7/3/2016
	7,500 35,000 25,000 25,000 25,000 24,000	2,500(10) 0 0 0 0 0		21.39 15.06 12.29 17.19 13.62 13.75	7/1/2015 7/1/2013 7/1/2012 12/27/2011 6/28/2010 4/16/2009
						17,791	183,425

_____________________

(1)	Vest in equal annual installments commencing one year from date of grant with final vesting no later than June 20, 2011.

(2)	Based on the closing price of our common stock on December 31, 2008 of $10.31.

(3)
Performance stock options vest in percentages upon achievement of milestones or share price performance (see our CD&A above under the heading “Elements of Compensation-Long-term incentives” for a discussion of the performance criteria).

(4)	Performance options vested 90% through 2008 due to the achievement of specified milestones; remaining 10% cliff vest on June 2, 2017.

(5)	Performance options vested 55% through 2008 due to the achievement of specified milestones; remaining 45% cliff vest on June 3, 2016.

(6)	Performance options vested 95% through 2008 due to the achievement of specified milestones; remaining 5% cliff vest on June 1, 2014 or earlier achievement of milestones.

(7)	Stock options vest equally at 33% in each of the three years beginning July 1, 2009.

(8)	Stock options vested 25% through December 31, 2008; remaining vest on July 2, 2009, 2010 and 2011.

(9)	Stock options vested 50% through December 31, 2008; remaining vest on July 3, 2009 and 2010.

(10)	Stock options vested 75% through December 31, 2008; remaining vest on July 1, 2009.

(11)	Stock options vested 75% through December 31, 2008; remaining vested on March 1, 2009.

(12)	Stock options vested 50% through December 31, 2008; remaining vest on February 21, 2009 and 2010.

(13)	Stock options vested 60% through December 31, 2008; remaining vest on June 20, 2009 and 2010.

Option Exercises and Stock Vested in 2008

The following table sets forth information regarding the exercise and vesting of stock and stock option awards held by our NEOs during 2008:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Paul J. Maddon	-	-	37,948[1]	657,639
Robert A. McKinney	-	-	8,334	144,428
Mark R. Baker	-	-	5,334	92,438
Thomas A. Boyd	-	-	7,709	133,597
Robert J. Israel	9,000	32,704	6,709	116,267
_______________

(1)           Awards were subject to vesting upon achievement of milestones.

Potential Payments Upon Termination or Change-in-Control

Dr. Maddon.  Under the terms of the employment agreement we negotiated with Dr. Maddon, we will be required to provide compensation to him in the event of termination of his employment or a Change-in-Control (defined below) of the Company.  We believe that these arrangements with Dr. Maddon are competitive with the arrangements involving CEOs of comparable companies and are fair to us.  The following table describes those potential payments:

	Cash Severance				Equity		Benefits Continuation[8] ($)	Gross up of I.R.C. Golden Parachute Excise Tax Resulting from Change-in-Control ($)	Total ($)
	Base Salary		Bonus[5]
Circumstances of Termination[1]	Multiple	($)	Multiple	($)	Value of Vested Equity[6] ($)	Value of Accelerated Unvested Equity[7] ($)
Termination by us for cause or voluntary termination	N/A	N/A	N/A	N/A	0	N/A	N/A	N/A	0
Death or disability of named executive officer[2]	1.0	618,000	N/A	685,375	0	N/A	25,182	N/A	1,328,557
Termination by us without cause or by the named executive officer with good reason[3]	2.0	1,236,000	2.0	1,020,752	0	861,328	25,182	N/A	3,143,262
Termination by us without cause or by the named executive officer with good reason following a change in control[4]	3.0	1,854,000	3.0	1,356,128	0	861,328	37,773	N/A	4,109,229

___________________________

(1)	Assumes that the triggering event occurred on December 31, 2008, when the closing price per share of our common stock was $10.31.

(2)
In this circumstance, Dr. Maddon or his estate receives a pro-rated amount of bonus from the beginning of the year of termination to the date of termination.  In addition, he receives one times his base salary for the year of termination and average bonus (calculated using the average of the annual bonuses paid to him in the three years preceding the year of termination).  For purposes of this calculation, bonus used to calculate pro-rated bonus is assumed to be $350,000.

(3)
In this circumstance, Dr. Maddon receives cash severance equal to twice the sum of his base salary for the year of termination and the average of the annual bonuses paid to him in the three years preceding the year of termination, together with a prorated bonus from the beginning of the year of termination to the date of termination.  For purposes of this calculation, base salary is $618,000, the fair market values of his bonuses for the three years preceding 2008 are $525,000, $481,250 and $0 and the fair market value of his bonus for 2008 is $371,246.  Bonus used to calculate pro-rated bonus is assumed to be $350,000.

(4)
In this circumstance, Dr. Maddon receives cash severance equal to three times the sum of his base salary for the year of termination and the average of the annual bonuses paid to him in the three years preceding the year of termination, together with a prorated bonus from the beginning of the year of termination to the date of termination.  Assumptions specified in note (3) are used for purposes of this calculation.

(5)
Includes bonus multiple calculated using the multiple shown plus a pro-rated bonus of $350,000 where any amount is shown, representing an estimated pro-rata bonus for the year of termination as contemplated by employment agreement.

(6)	All of Dr. Maddon’s outstanding stock options were underwater as of December 31, 2008.

(7)
Assumes (i) acceleration of vesting at December 31, 2008 of all 153,375 unexercisable and unearned stock options, as set forth in the Outstanding Equity Awards at Fiscal Year-End table above, all of which were underwater at December 31, 2008 and (ii) acceleration of vesting of all 83,543 outstanding shares of restricted stock at December 31, 2008 and the sale of the stock on that date, yielding, before taxes, $861,328, using the closing price of our common stock on December 31, 2008 of $10.31.

(8)	Health and welfare benefits continue for 24 or 36 months, depending on the circumstances of termination; includes the employer cost of health, dental, disability and group life insurance.

Narrative for Potential Payments Upon Termination or Change-in-Control Table for Dr. Maddon

Our employment agreement with Dr. Maddon sets for the terms of his employment as CEO and obligates both parties to perform certain responsibilities upon termination of employment under certain circumstances, as follows:

Termination prior to a Change-in-Control.  Prior to a Change-in-Control (defined below), Dr. Maddon or his estate will be entitled upon termination to:

•	If terminated by us for Cause or if he resigns without Good Reason (each as defined), a pro-rated salary through his termination date (his unvested equity compensation will be forfeited).

•
If his employment is terminated due to death or disability, (i) his salary and a pro-rated bonus until his termination date, (ii) continued welfare benefits for a period of two years, (iii) a lump sum payment equal to the sum of his base salary and Average Bonus (defined as the average of the bonuses paid to him in the three years preceding the year of termination), (iv) vesting of all time-based equity and (v) vesting of all milestone-based equity if the milestones are achieved under the original vesting provisions.

•
If terminated without Cause by us or if Dr. Maddon resigns for Good Reason, (i) a pro-rated salary through his termination date, (ii) a lump sum equal to twice his base salary and Average Bonus, (iii) continued welfare benefits for two years and (iv) immediate vesting of all time-based and performance-based equity.

Termination within two years after or three months prior to a Change-in-Control. Within two years after or three months prior to a Change-in-Control, Dr. Maddon or his estate will be entitled upon termination to:

•	If terminated by us for Cause or if he resigns without Good Reason, a pro-rated salary through his termination date (his unvested equity compensation will be forfeited).

•
If his employment is terminated due to death or disability, (i) his salary and a pro-rated bonus until his termination date, (ii) continued welfare benefits for a period of two years, (iii) a lump sum payment equal to the sum of his base salary and Average Bonus, (iv) vesting of all time-based equity and (v) vesting of all milestone-based equity if the milestones are achieved under the original vesting provisions.

•
If terminated without Cause or if Dr. Maddon resigns for Good Reason during the designated period before or after a Change-in-Control, (i) three times his base salary and Average Bonus, (ii) continued welfare benefits for three years, (iii) a pro-rata bonus for the year of termination, (iv) immediate vesting of all time-based and performance-based equity and (v) payment from the Company of a gross-up for any excise tax incurred under sections 280G or 4999 of the Internal Revenue Code (unless reducing his cash severance by ten percent will result in no tax being incurred).

Assumptions and definitions related to the calculations in the above table include:

Non-Compete, Non-Disclosure of Confidential Information and Non-Solicitation Agreements.  Dr. Maddon’s employment agreement includes covenants not to compete with us, not to disclose our confidential information and not to solicit our employees or customers, either during the term of the agreement or for defined periods thereafter.  None of the covenants affects payments or benefits due.

Involuntary Without Cause Termination and Termination for Good Reason.  Dr. Maddon will be entitled to certain benefits as described in the table above if his employment is terminated by us for reasons other than Cause or by Dr. Maddon for Good Reason.

A termination is for Cause if it is because of his (i) continual failure to perform substantially his corporate duties or follow the reasonable instructions of the Board; (ii) conviction of a felony or a guilty or nolo contendere plea with respect thereto; (iii) habitual drunkenness or habitual use of illegal narcotics; (iv) excessive absenteeism not related to sick leave or vacations (but only after 60 days’ prior written notice is received by Dr. Maddon from the Board) followed by a repetition of such excessive absenteeism; (v) continuous conflict of interest after Dr. Maddon receives notice in writing from the Board; (vi) material breach of any of our written policies that are material to the business or our reputation and applicable to our senior executives or any of the material provisions of his employment agreement; or (vii) engagement in illegal conduct that is directly and materially injurious to us.

A termination is for Good Reason if it is because of (i) a material diminution during the term of the employment agreement in Dr. Maddon’s position, title, responsibilities, authority or reporting relationship from what is set forth in the employment agreement; (ii) a material breach by us of our obligations under the employment agreement; or (iii) a material adverse change to our insurance arrangement or indemnification agreement with Dr. Maddon.  An event will not constitute Good Reason if (a) Dr. Maddon does not notify us in writing that an event that would constitute good reason has occurred within 90 days after he has knowledge of such an event, or (b) we remedy such event within 30 days after we receive written notification of the event.  If Dr. Maddon does not resign within 24 months after he has knowledge that an event constituting Good Reason has occurred and has not been remedied, any resignation based on such an event will be deemed not to be for Good Reason.

Payments upon a Termination in Connection with a Change-in-Control.  Dr. Maddon will be entitled to certain benefits as described in the table above if his employment is terminated by us for reasons other than Cause during the three-month period before or the two-year period after a Change-in-Control or by Dr. Maddon for Good Reason during the two-year period after a Change-in-Control.  A Change-in-Control means any of (i) a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director, as defined, cease for any reason to constitute at least a majority of the members thereof; (ii) the approval by our stockholders of a merger, consolidation, reorganization or similar corporate transaction, whether or not we are the surviving corporation in such transaction in which outstanding shares of our common stock are converted, as defined; (iii) acquisition of our common stock by any entity, as defined, whose ownership represents 30% or more of the voting power of all of our capital stock outstanding; or (iv) the approval by our stockholders of the sale or other disposition of all or substantially all of our assets or a complete liquidation or dissolution of the Company.

Tax Gross-up.  Upon a Change-in-Control, Dr. Maddon may be subject to certain excise taxes pursuant to Sections 280G and 4999 of the Internal Revenue Code.  We have agreed to reimburse Dr. Maddon for all such excise taxes that are imposed on him and any income and excise taxes that are payable by him as a result of any reimbursements for Sections 280G and 4999 excise taxes.  As a result, the net amount retained by Dr. Maddon after deduction of any excise taxes and all other taxes on the gross-up payments will be equal to the net amount that he would have retained from the initial payments under his employment agreement.  If, however, reducing the excess parachute payments to a level that would not trigger the excise tax would result in a net after-tax benefit to him of at least 90% of the unreduced benefit, then his excess parachute payments shall be reduced to such level.

The calculation of the 280G gross-up amount in the above table reflects the fact that, as of December 31, 2008, the value of his severance related payments and benefits would not trigger the 280G excise tax.  Any calculation of the gross-up in the future or if an actual change-of-control were to occur will vary from the calculations performed for this proxy and would be based upon a 280G excise tax rate of 20%, the then applicable maximum federal income tax rate, a Medicare tax rate and state income tax rate.  For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to Dr. Maddon for executing a non-competition agreement.  The payment of a 280G tax gross-up will be payable to Dr. Maddon for any excise tax incurred regardless of whether his employment is terminated.  The amount of the 280G tax gross-up will change based upon whether Dr. Maddon’s employment with us is terminated, because the amount of compensation subject to Section 280G will change.  For termination on December 31, 2008, as a result of a Change-in-Control, Dr. Maddon would not have triggered the excise tax.

Dr. Israel.  In accordance with the terms of our employment agreement with Dr. Israel we will be required to provide compensation to him in the event of termination of his employment.  The following table describes those potential payments:

	Cash Severance				Equity		Benefits Continuation[1] ($)	Gross up of I.R.C. Golden Parachute Excise Tax Resulting from Change-in-Control ($)	Total ($)
	Base Salary[1]		Bonus
Circumstances of Termination	Multiple	($)	Multiple	($)	Value of Vested Equity ($)	Value of Accelerated Unvested Equity ($)

Termination by us for cause	N/A	N/A	N/A	N/A	0	0	0	N/A	0
Termination by us without cause[2]	N/A	266,225	N/A	0	N/A	N/A	13,988	N/A	280,213
___________________________

(1)	Assumes salary and benefits as of December 31, 2008.

(2)
In this circumstance, Dr. Israel receives nine months salary at his current salary and benefits.  If at any time during such severance period Dr. Israel secures new employment, however, the severance and benefits will cease.

Narrative for Potential Payments Upon Termination or Change-in-Control Table for Dr. Israel

Our employment agreement with Dr. Israel sets terms of his employment with us and obligates both parties to perform certain responsibilities upon termination of employment under certain circumstances, as follows:

Termination for Cause.  If terminated by us for cause, Dr. Israel will not be entitled to any severance benefits and all vested and unvested stock options will be immediately forfeited.  Termination for cause is defined as continual failure to perform substantially one’s duties, conviction of a felony, habitual drunkenness, excessive absenteeism, dishonesty, unauthorized disclosure of confidential information, continuous conflict of interest or any other reason constituting cause under New York or federal law.

Termination without Cause.  If terminated by us without cause, Dr. Israel will be entitled nine months’ salary continuation at his current salary and benefits.  If at any time during such severance period Dr. Israel secures new employment, however, the severance and benefits will cease.  In addition, Dr. Israel will immediately vest in the greater of (i) 37,500 stock options or (ii) the number of the options that have vested on the termination date.

Non-Compete, Non-Disclosure of Confidential Information and Non-Solicitation Agreements.  Dr. Israel’s employment agreement includes covenants not to compete with us, not to disclose our confidential information and not to solicit our employees, either during the term of the agreement or for defined periods thereafter.  None of the covenants affects payments or benefits due.

Other Named Executive Officers.  There are no agreements in place with any other NEO.  Therefore, the only amounts to which they would be legally entitled would be their vested equity compensation and amounts payable from their qualified retirement plan.  For this reason we have not provided tables for the other NEOs.

Director Compensation in 2008

The following table sets forth information regarding the aggregate compensation we paid to the members of our Board during 2008:

Name[1]	Fees Earned or Paid in Cash ($)	Option Awards[2] ($)	All Other Compensation[3] ($)	Total ($)
Kurt W. Briner	40,000	277,223	-	317,223
Paul F. Jacobson	40,000	277,223	-	317,223
Charles A. Baker	17,500	110,889	-	128,389
Mark F. Dalton	17,500	110,889	-	128,389
Stephen P. Goff	15,000	110,889	30,000	155,889
David A. Scheinberg	15,000	110,889	30,000	155,889
Nicole S. Williams	25,000	219,335	-	244,335

_________________________

(1)	Dr. Maddon serves as a director but does not receive any additional compensation for services provided in that capacity.

(2)
At December 31, 2008, the aggregate number of stock options outstanding for each of our non-employee directors was as follows:  Mr. Baker 92,500; Mr. Briner 167,500; Mr. Dalton 87,500; Dr. Goff 127,500; Mr. Jacobson 157,500; Dr. Scheinberg 121,607; Ms. Williams 45,000.  In general, the options granted to the non-employee directors vested immediately on the date of grant and the amounts shown represent the grant date fair value which is equal to the compensation recognized for each director during the fiscal year under FAS 123R.   The grant date fair value of the 2008 option awards was determined using option pricing models with assumptions disclosed in our Annual Reports on Form 10-K for the relevant years.

(3)	Drs. Goff and Scheinberg each received payment of $30,000 for services as scientific advisors for the year 2008.

Narrative for Director Compensation Table

Mr. Briner receives $40,000 annually as compensation for his services as Chairman of the Board.  (Former Co-Chairman Paul Jacobson also received $40,000 in 2008 for his services as Co-Chairman.)  Mr. Briner and our other non-employee directors are entitled, for their Board and committee service, to:

•	$2,000 for attendance at each Board (including same-day committee) meeting ($1,000 for attendance by telephone), and $500 for participation in each telephonic Board meeting;

•	$1,000 for attendance at each committee meeting not in conjunction with a Board meeting ($500 for telephonic participation);

•	$500 for each committee meeting held on the day after a Board meeting;

•	an annual retainer fee of $15,000 for Board service, except for Mr. Briner who is entitled to an annual retainer fee of $40,000 as described above;

•
an option to purchase 10,000 fully-vested shares of common stock  (except for Mr. Briner who is granted 25,000 shares) granted annually on the first business day of July with an exercise price equal to the fair market value as of the date of grant; and

•
an annual retainer fee of $10,000 for service as Audit Committee Chair (currently Ms. Williams);  $2,500 for service as Compensation Committee Chair (currently Mr. Dalton) and $2,500 for service as Nominating and Corporate Governance Committee Chair (currently Mr. Charles Baker).

For their service on the Board in 2008, Messrs. Briner and Jacobson each received on July 1, 2008 a grant of stock options to purchase 25,000 shares of our common stock with an exercise price of $16.05 per share; our other non-employee directors each received a grant of 10,000 fully-vested stock options with the same exercise price.

All stock option awards granted to directors for their service on the Board during 2008 were made under our 2005 Stock Incentive Plan, as described in our CD&A.  These non-qualified options expire ten years from the grant date and have an exercise price equal to the closing price of our common stock on the date of grant.  Option compensation to non-employee directors equals the grant-date fair values of option awards that vested in the respective year.  Since all directors’ option awards generally vest on the date of grant, the amounts reported are equal to the grant-date fair value of each award.  The fair values were determined using the Black-Scholes option pricing model with assumptions as noted in our 2008 Annual Report on Form 10-K and the closing stock prices on the dates of grant.  The fair value per share, so calculated, of stock options granted on July 1, 2008 was $11.089.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 31, 2009, except as noted, regarding the beneficial ownership of the common stock by (i) each person or group known to us to be the beneficial owner of more than five percent of our common stock outstanding, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.

	Shares Beneficially Owned[2]
Name and Address of Beneficial Owner[1]	Number	Percent
Federated Investors, Inc.[3] Federated Investors Tower Pittsburgh, PA 15222	4,500,391	14.6%
Wellington Management Company, LLP[4] 75 State Street Boston, MA 02109	4,017,754	13%
Sectoral Asset Management Inc.[5] 2120-1000 Sherbrooke Street West Montreal, PQ H3A 3G4 Canada	3,923,325	12.7%
Paul Tudor Jones II6 1275 King Street Greenwich, CT 06831	2,888,513	9.4%
Entities affiliated with Tudor Investment Corporation[7] 1275 King Street Greenwich, CT 06831	2,342,388	7.6%
Morgan Stanley[8] 1585 Broadway New York , NY 10036	1,981,798	6.4%
Barclays Global Investors, NA.[9] 45 Fremont Street San Francisco, CA 94105	1,626,901	5.3%
Charles A. Baker[10]	113,981	*
Kurt W. Briner[11]	220,500	*
Peter J. Crowley[12]	-	*
Mark F. Dalton[13]	2,524,888	8.2%
Stephen P. Goff[14]	161,000	*
Paul J. Maddon[15]	1,491,814	4.7%
David A. Scheinberg[16]	167,789	*
Nicole S. Williams[17]	30,000	*
Robert A. McKinney[18]	213,605	*
Mark R. Baker[19]	117,486	*
Thomas A. Boyd[20]	181,340	*
Robert J. Israel[21]	193,360	*
William C. Olson[22]	237,702	*
All directors and executive officers as a group[23]	5,936,565	17.9%
_________________________

*           Less than one percent.

(1)	If not otherwise specified, the address of each beneficial owner is c/o Progenics Pharmaceuticals, Inc., 777 Old Saw Mill River Road, Tarrytown, New York 10591.

(2)
With respect to our directors and executive officers, and except as indicated and pursuant to applicable community property laws, each stockholder possesses sole voting and investment power with respect to the shares of common stock listed.  The number of shares of common stock beneficially owned includes the shares issuable pursuant to stock options to the extent indicated in the notes to this table.  Shares issuable upon exercise of these options are deemed outstanding for computing the percentage of beneficial ownership of the person holding the options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.  None of the shares held by our directors and executive officers are pledged as collateral.

(3)
Based on a Schedule 13G, filed February 10, 2009, (i) all shares are owned by Federated Investors, Inc. (“Parent”), the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp., (ii) all of Parent’s outstanding voting stock is held in the Voting Shares Irrevocable Trust for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees, and (iii) they have the collective voting control over the Parent.

(4)	Based on a Schedule 13G, filed on February 17, 2009, Wellington Management Company, LLP has shared voting power over 3,445,873 shares and shared dispositive power over 3,990,954 shares.

(5)
Based on a Schedule 13G filed on February 10, 2009, (i) Sectoral Asset Management Inc. in its capacity as an investment adviser has the sole right to vote 3,356,425 shares and to dispose of the 3,923,325 shares reported, (ii) Jerome G. Pfund and Michael L. Sjostrom are shareholders of Sectoral Asset Management Inc. and (iii) Pictet Funds-BIOTECH, a Luxemburg investment company beneficially owns 9.4% of the shares reported.  Based on a Schedule 13G filed on January 12, 2009, Pictet Funds Biotech is the beneficial owner of 2,870,811 shares (9.43%).

(6)
Includes 2,888,513 shares beneficially owned by entities affiliated with Tudor Investment Corporation (TIC).  Mr. Jones is the Chairman and principal equity owner of TIC, and the indirect principal equity owner of Tudor Arbitrage Partners L.P. (TAP), Tudor Proprietary Trading, L.L.C. (TPT) and Tudor Global Trading LLC (TGT).  Mr. Jones may be deemed to be the beneficial owner of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC.  Mr. Jones disclaims beneficial ownership of such shares.  See Note (7).

(7)
The number of shares owned by entities affiliated with TIC consists of 1,820,068 shares held of record by The Tudor BVI Portfolio L.P., a limited partnership organized under the law of the Cayman Islands (Tudor BVI), 287,813 shares held of record by TIC, 193,126 shares held of record by TAP, 25,981 shares held of record by TPT, and 15,400 shares held of record by TGT.  In addition, because TIC provides investment advisory services to Tudor BVI, it may be deemed to beneficially own the shares held by such entity.  TIC disclaims beneficial ownership of such shares.  TGT is the general partner of TAP.  Tudor Group Holdings LLC (TGH) is the sole member of TGT and indirectly holds all of the membership interests of TPT.  TGH is also the sole limited partner of TAP.  TGH expressly disclaims beneficial ownership of the shares beneficially owned by each of such entities.  TGT disclaims beneficial ownership of shares held by TAP.  The number set forth does not include shares owned of record by Mr. Jones and Mr. Dalton.  See Notes (6) and (13).

(8)	Based on a Schedule 13G filed on February 16, 2009, 1,981,798 shares are held by Morgan Stanley and Frontpoint Partners, LLC, which share voting and dispositive powers.

(9)
Based on a Schedule 13G, filed on February 6, 2009, Barclays Global Investors, NA. has sole voting power over 554,224 shares, and Barclays Global Fund Advisors owns 972,006 shares over which it has sole voting and dispositive powers.

(10)	Includes 21,481 shares owned by the Baker Family Limited Partnership and 92,500 shares issuable upon exercise of options held by Mr. Baker and exercisable within 60 days of March 31, 2009.

(11)	Includes 53,000 shares outstanding and 167,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009.

(12)	Upon his appointment to the Board of Directors, Mr. Crowley was granted 25,000 stock options, none of which are exercisable within 60 days of March 31, 2009.

(13)
Includes 78,500 shares held of record directly by Mr. Dalton, 87,500 shares issuable upon exercise of options held by Mr. Dalton exercisable within 60 days of March 31, 2009 and 16,500 shares held of record by DF Partners, a family partnership of which Mr. Dalton is the sole general partner.  The number set forth also includes 2,342,388 shares beneficially owned by entities affiliated with TIC.  Mr. Dalton is Vice Chairman and President and an equity owner of TIC and TGH.  Mr. Dalton is also the Vice Chairman and President and an indirect equity owner of TGT and TPT.  Mr. Dalton disclaims beneficial ownership of shares beneficially owned, or deemed beneficially owned, by entities affiliated with TIC and DF Partners, except to the extent of his pecuniary interest therein.  See Note (7).

(14)	Includes 33,500 shares outstanding and 127,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009.

(15)
Includes (i) 665,069 shares outstanding; (ii) 662,125 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009, (iii) 120,373 shares of restricted stock and (iv) 44,247 shares held by Dr. Maddon’s spouse, the beneficial ownership of which Dr. Maddon disclaims.

(16)	Includes 41,681 shares outstanding and 121,607 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009 and 4,501 shares of restricted stock.

(17)	Includes 30,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009.

(18)	Includes 15,773 shares outstanding, 174,375 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009 and 23,457 shares of restricted stock.

(19)	Includes 13,487 shares outstanding, 90,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009 and 13,999 shares of restricted stock.

(20)	Includes 19,549 shares outstanding, 143,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009 and 18,791 shares of restricted stock.

(21)	Includes 23,569 shares outstanding, 152,000 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009 and 17,791 shares of restricted stock.

(22)	Includes 19,786 shares outstanding, 199,875 shares issuable upon exercise of options exercisable within 60 days of March 31, 2009 and 18,041 shares of restricted stock.

(23)
Includes 3,514,130 shares outstanding, 216,953 shares of restricted stock and 2,205,482 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2008 held by directors, NEOs and all other executive officers of the Company.

CORPORATE GOVERNANCE

Board and Committee Meetings

During 2008, the Board had three standing committees: the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee.  The Board held six meetings, the Compensation Committee held twelve meetings, the Audit Committee held six meetings and the Nominating and Corporate Governance Committee held two meetings.  It is the policy of the Board to hold an executive session of independent directors at each Board meeting.  During 2008, each director attended 75% or more of the meetings of the Board and Board committees on which he or she served.  Copies of the Charters for our Board committees are available on our website at http://www.progenics.com/documents.cfm.

The Audit Committee reviews our annual financial statements prior to their submission to the SEC, consults with our independent auditors and examines and considers such other matters in relation to the audit of our financial statements and in relation to our financial affairs, including the selection and retention of our independent auditors.  Ms. Williams, Chair of the Committee, is an “audit committee financial expert” as such term is defined in Item 404(d)(5) of Regulation S-K promulgated by the SEC.

The Compensation Committee makes recommendations concerning salaries and incentive compensation for our employees and consultants, establishes and approves salaries and incentive compensation for our executive officers and other senior employees, administers our stock option plans and otherwise seeks to ensure that our compensation philosophy is consistent with our best interests and is properly implemented.  Mr. Dalton is Chair of this Committee.

The Nominating and Corporate Governance Committee is responsible for developing and implementing policies and procedures intended to constitute and appropriately organize the Board to meet its fiduciary obligations to us and our stockholders on an ongoing basis.  Among its specific duties, this Committee makes recommendations to the Board about our corporate governance processes, assists in identifying and recruiting candidates for the Board, administers the Nominations Policy, considers nominations to the Board received from stockholders, makes recommendations to the Board regarding the membership and chairs of the Board’s committees, oversees the annual evaluation of the effectiveness of the organization of the Board and of each of its committees, periodically reviews the type and amount of Board compensation for non-employee directors and makes recommendations to the full Board regarding such compensation.  The Nominating and Corporate Governance Committee also annually reports findings of fact to the Board that permit the Board to make affirmative determinations regarding each Board and committee member with respect to independence and expertise criteria established by the Nasdaq Marketplace and SEC rules and applicable law.  Mr. Charles Baker is Chair of this Committee.

Affirmative Determinations Regarding Director Independence and Other Matters

The Board has determined each of Messrs. Charles Baker, Briner, Crowley and Dalton, Dr. Goff and Ms. Williams to be an “independent director” as such term is defined by Nasdaq Marketplace Rule 4200(a)(15).  (Mr. Jacobson, who resigned as a director in November 2008, was also an “independent director.”)

The Board has also determined that each member of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee meets the independence requirements applicable to those committees prescribed by the Nasdaq Marketplace rules, the SEC and the Internal Revenue Service.

With the assistance of our legal counsel, the Nominating and Corporate Governance Committee reviewed the applicable legal standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of our directors.  On the basis of this review, the Committee delivered a report to the full Board and the Board made its independence and “audit committee financial expert” determinations based upon the Committee’s report and each member’s review of the information made available to the Committee.

Stockholder Communications with the Board; Board Attendance at the Annual Meeting of Stockholders

Stockholders may communicate with the Board by writing to the Board c/o the Corporate Secretary at our corporate headquarters.

It is our policy that the members of the Board attend annual meetings of our stockholders.  All of the members of our Board attended the 2008 Annual Meeting of Stockholders.

Code of Business Ethics and Conduct

We have a Code of Business Ethics and Conduct which is applicable to all of our directors, employees and consultants.  The Code meets the criteria for a “code of ethics” under the SEC rules and “code of conduct” under the Nasdaq Marketplace rules.  The Code is available on our website at http://www.progenics.com/documents.cfm.

Our Director Nominations Process

The Charter for the Nominating and Corporate Governance Committee includes our Director Nominations Policy.  The purpose of the Nominations Policy is to describe the criteria for Board member candidates and the process by which candidates for possible inclusion in our recommended slate of director nominees are selected.  The Nominations Policy is administered by the Nominating and Corporate Governance Committee.  You may find this Committee’s Charter on our website at http://www.progenics.com/documents.cfm.

Minimum Criteria for Board Members.  Each Board candidate must possess at least the following specific minimum qualifications:

•	Each candidate shall be prepared to represent the best interests of all of our stockholders and not just one particular constituency.

•
Each candidate shall be an individual who has demonstrated integrity and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.

•
No candidate, or family member (as defined in the Nasdaq Marketplace rules) or affiliate or associate (each as defined in Rule 405 under the Securities Act of 1933, as amended) of a candidate, shall have any material personal, financial or professional interest in any of our present or potential competitors.

•
Each candidate shall be prepared to participate fully in Board activities, including, if eligible, active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and any committee of which he or she is a member, and not have other personal or professional commitments that would, in the Nominating and Corporate Governance Committee’s sole judgment, interfere with or limit his or her ability to do so.

Desirable Qualities and Skills.  In addition, the Nominating and Corporate Governance Committee also considers it desirable that candidates possess the following qualities or skills:

•
Each candidate should contribute to the Board’s overall diversity — diversity being broadly construed to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, as well as other differentiating characteristics.

•	Each candidate should contribute positively to the collaborative culture among Board members.

•
Each candidate should possess professional and personal experiences and expertise relevant to our goal of being a leading biopharmaceutical company.  At this stage of our development, relevant experiences might include, among other things, large biotechnology or pharmaceutical company CEO or senior management experience, senior-level management experience in medical research or clinical development activities in the fields of oncology, virology, immunology or molecular biology within a public company or large university setting, and relevant senior-level expertise in one or more of the following areas: finance, accounting, sales and marketing, organizational development and public relations.

Internal Process for Identifying Candidates.  The Nominating and Corporate Governance Committee has two primary methods for identifying candidates (other than those proposed by our stockholders, as discussed below).  First, on a periodic basis, the Committee may solicit suggestions for possible candidates from a number of sources, which may include members of the Board, our senior-level executives, individuals personally known to the members of the Board, and independent research by either members of the Board or our senior level executives.

Second, the Committee may use its authority under its Charter to retain, at our expense, one or more search firms to identify candidates (and to approve such firms’ fees and other retention terms).  If the Committee retains a search firm, it may be asked to identify possible candidates who meet the minimum and desired qualifications expressed in the Nominations Policy, to interview and screen such candidates (including conducting appropriate background and reference checks), to act as a liaison among the Board, the Committee and each candidate during the screening and evaluation process and thereafter to be available for consultation as needed by the Committee.

The Committee will also consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Nomination of Directors by Stockholders.”

Nomination of Directors by Stockholders.  Any of our stockholders may recommend one or more persons for election as a director at an annual meeting of stockholders if the stockholder complies with the procedures and requirements set forth below.

In order for the director nomination to be timely, a stockholder’s notice to our Corporate Secretary must be delivered to our principal executive offices not less than 120 days prior to the anniversary of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting.  In the event that we set an annual meeting date that is not within 30 days before or after the date of the immediately preceding annual stockholders meeting, notice by the stockholder must be received no later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever occurs first.

Any candidate proposed by a stockholder must be independent of the stockholder providing the nomination in all respects as determined by the Nominating and Corporate Governance Committee or by applicable law.  Any candidate submitted by a stockholder must also meet the definition of an “independent director” under the Nasdaq Marketplace rules and must meet the “Minimum Criteria for Board Members” set forth above.

Evaluation of Candidates.  The Nominating and Corporate Governance Committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents, based on the same criteria.

If, based on the Committee’s initial evaluation, a candidate continues to be of interest to the Committee, the Committee Chair will interview the candidate and communicate the Chair’s evaluation to the other Committee members, the Chairman of the Board and the CEO.  Later reviews will be conducted by other members of the Committee and senior management.  Ultimately, background and reference checks will be conducted and the Committee will meet to finalize its list of recommended candidates for the Board’s consideration.

In November 2008, Paul F. Jacobson resigned from our Board.  The Nominating and Corporate Governance Committee recommended Mr. Crowley’s candidacy as a replacement to Mr. Jacobson, and in January 2009, Mr. Crowley was appointed to our Board.

Timing of the Identification and Evaluation Process.  Our fiscal year is the calendar year.  The Nominating and Corporate Governance Committee expects generally to meet one or more times prior to March 31 of each year to consider, among other things, candidates to be recommended to the Board for inclusion in our recommended slate of director nominees for the next annual meeting and our Proxy Statement.  The Board usually meets each March and at that meeting will vote on, among other things, the slate of director nominees to be submitted to and recommended for election by stockholders at the annual meeting, which is typically held in May or June.

All candidates (whether identified internally or by a nomination received from a stockholder) who, after evaluation, are then recommended by the Nominating and Corporate Governance Committee and approved by the Board, will be included in our recommended slate of director nominees in our Proxy Statement.

Future Revisions to the Nominations Policy.  The Nominations Policy is intended to provide a flexible set of guidelines for the effective functioning of our director nominations process.  The Nominating and Corporate Governance Committee intends to review the Nominations Policy at least annually and anticipates that modifications may be necessary or desirable from time to time as our needs and circumstances evolve, and as applicable legal or listing standards change.  The Committee may amend the Nominations Policy at any time, in which case the most current version will be available on our web site at http://www.progenics.com/documents.cfm.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management.  Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2008 Annual Report on Form 10-K.

The foregoing report is provided by the following directors, who constitute the Committee:

By the Compensation Committee of the Board of Directors,

Mark F. Dalton, Chair
Charles A. Baker

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of independent directors.  Neither Mr. Dalton nor Mr. Baker had any affiliation or relationship with the Company which requires disclosure under this heading.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of three non-employee directors: Ms. Williams, Chair, and Messrs. Charles Baker and Crowley.  The Board and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Nasdaq Marketplace rule that governs audit committee composition, including the requirements that Audit Committee members satisfy the criteria for Audit Committee membership set forth in the Sarbanes-Oxley Act of 2002 and the rules promulgated by the SEC thereunder.  The Audit Committee operates under a written Charter adopted by the Committee and approved by the Board as a whole.

As set forth in its Charter, the Audit Committee’s role is one of oversight.  Progenics management is responsible for preparing our financial statements and the independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The Audit Committee’s primary function is to assist the Board in monitoring and overseeing the integrity of our financial statements, systems of internal control and the audit process.  Additionally, the Committee selects, subject to stockholder ratification, the independent registered public accounting firm for the Company.  In this context, the Committee has met and has reviewed and discussed with management and our accounting firm, PricewaterhouseCoopers LLP, the Company’s audited financial statements as of and for the year ended December 31, 2008.  The Committee has also discussed with members of PWC each of the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

The Audit Committee has received and reviewed the written disclosures and the letter from PWC required by PCAOB Rule No. 3526, Communication with the Audit Committee Concerning Independence, as amended, and the Committee has discussed PWC’s independence with it.  When considering PWC’s independence, the Audit Committee considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the Company’s financial statements was compatible with maintaining their independence and discussed with them any relationships that may impact their objectivity and independence.  The Committee also reviewed, among other things, the amount of fees paid to PWC for audit and non-audit services in 2008.  Information about PWC’s fees for 2008 is listed above in this Proxy Statement under “Fees Billed for Services Rendered by Our Independent Accounting Firm.”  Based on these discussions and considerations, the Committee is satisfied as to PWC’s independence.

The members of the Audit Committee are not professional accountants or auditors and, in performing their oversight role, rely without independent verification on the information and representations provided to them by management and PWC.  Accordingly, the Committee’s oversight does not provide an independent basis to certify that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that PWC is in fact “independent.”

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements referred to above be included in the Company’s 2008 Annual Report on Form 10-K.  The Committee has also determined, subject to stockholder ratification, to retain PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year 2009.

By the Audit Committee of the Board of Directors,

Nicole S. Williams, Chair
Charles A. Baker
Peter J. Crowley

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have entered into indemnification agreements with each of our directors and executive officers.  These agreements require us to indemnify such individuals to the fullest extent permitted by Delaware law for certain liabilities to which they may become subject as a result of their affiliation with us.

Our Code of Business Ethics and Conduct, which our Corporate Governance Guidelines make applicable to all directors and employees, including our CEO and CFO, requires all Progenics personnel to act in the best interests of the Company consistent with their duty of loyalty to it, including by avoiding situations and relationships that involve actual or potential conflicts of interest.  Situations that could be perceived as conflicts of interest include related party transactions.  The Code requires Progenics personnel who believe they are involved in or become aware of a potential conflict of interest to discuss the matter with the individual’s manager and our General Counsel.  Our Audit Committee is required and empowered to meet with our management and independent auditors to review all related party transactions that would be required to be disclosed in our annual proxy statement for potential conflicts of interest situations and, on an ongoing basis, approve such transactions.  The Audit Committee’s policy is to approve only those transactions that are in the best interests of our stockholders.  In addition, our Nominating and Corporate Governance Committee is required and empowered to conduct any and all investigations into alleged violations of our Corporate Governance Guidelines or Code of Business Ethics and Conduct, and present the results of such investigations to our Board.

As required by SEC rules, we disclose in our Proxy Statement under this heading any relevant transactions.  No such transactions occurred in 2008.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of the reports under Section 16(a) of the Exchange Act and representations furnished to us with respect to the last fiscal year, we believe that each of the persons required to file such reports is in compliance with all applicable filing requirements, except that the Form 4 filings for each of Messrs. Charles Baker, Briner, Dalton and Jacobson, Drs. Goff and Scheinberg and Ms. Williams in respect of the annual grant of options to Company directors were untimely.  We continue to monitor the effectiveness of our policies and procedures designed to ensure compliance with Section 16 reporting requirements.

SALES OF STOCK BY INSIDERS

We have established stock sale guidelines governing the way in which shares of our common stock may be sold by persons who may be considered insiders (directors, executive officers and certain key employees who we may designate from time to time).  From time to time, such insiders will engage in sales of our common stock in accordance with these guidelines.  These sales may be accomplished pursuant to SEC Rule 144 or pursuant to pre-arranged stock trading plans adopted in accordance with Rule 10b5-1 of the Exchange Act.

Rule 10b5-1 allows persons who may be considered insiders to establish written pre-arranged stock trading plans when they do not have material, non-public information.  The plans establish predetermined trading parameters (amount, price and date of the transactions) that do not permit the person adopting the plan to exercise any subsequent influence over how, when or whether to effect trades.  Implementation of these plans seeks to avoid concerns about executing stock transactions when insiders may subsequently be in possession of material, non-public information.  Pre-arranged stock trading plans adopted in accordance with Rule 10b5-1 also permit our insiders to gradually diversify their investment portfolios and may minimize the market impact of stock trades by spreading them over an extended period of time.

STOCKHOLDER PROPOSALS

The proxy rules adopted by the SEC provide that certain stockholder proposals must be included in the Proxy Statement for our Annual Meeting.  For a proposal to be considered for inclusion in next year’s Proxy Statement, it must be submitted in writing to our Corporate Secretary no later than December 29, 2009.  If we receive notice after that date of a stockholder’s intent to present a proposal at our 2010 Annual Meeting, we will have the right to exercise discretionary voting authority with respect to such proposal, if presented at the meeting, without including information regarding such proposal in our proxy materials.

HOUSEHOLDING

In order to reduce printing costs and postage fees and protect the environment, we mail only one copy of the Notice and/or the Annual Report and Proxy Statement to any one address, unless we receive contrary instructions from any stockholder at that address.  This is known as “householding.”

We will deliver upon written or oral request a separate copy of the Notice and/or the Annual Report and Proxy Statement to any stockholder at a shared address to which a single copy of these materials was delivered.  If you are a stockholder of record, you may contact us by writing c/o the Corporate Secretary at our corporate headquarters located at 777 Old Saw Mill River Road, Tarrytown, New York 10591 or by calling us at 914-789-2800.  If you are a beneficial but not record owner, you can request additional copies, or you can request householding, by notifying your broker, bank or nominee.

OTHER BUSINESS

The Board knows of no other business to be acted upon at the meeting.  If any other business properly comes before the meeting, however, it is the intention of the persons named in the enclosed proxy to vote on such matters as recommended by the Board.

We will appreciate the prompt return of your proxy, which will be helpful in obtaining the necessary vote.  Therefore, whether or not you expect to attend the meeting, please follow the instructions on the Notice and submit your proxy.

                            By order of the Board of Directors,

                                                            ROBERT A. MCKINNEY
                                                                                Chief Financial Officer,
                                            Senior Vice President,
                                                            Finance & Operations and Treasurer

Tarrytown, New York
April 27, 2009

Appendix A

PROGENICS PHARMACEUTICALS, INC.
EMPLOYEE STOCK PURCHASE PLAN
3,400,000 Shares
(Effective as of                    )

1.	PURPOSE

The purpose of the Employee Stock Purchase Plan (the “Plan”) of Progenies Pharmaceuticals, Inc. (the “Company”) is to attract, compensate and retain well qualified employees by providing them with an equity interest in the Company’s success.

2.	STOCK SUBJECT TO THE PLAN

The Company may issue and sell a total of 3,400,000 shares of its common stock, par value $.0013 per share (the “Common Stock”), pursuant to the Plan.  Such shares may be either authorized but unissued shares or treasury shares and may include shares that have previously been subject to unexercised options, whether such options have terminated or expired by their terms, by cancellation or otherwise.

3.	ADMINISTRATION

The Plan shall be administered by a committee (the “Committee”) consisting of the entire Board of Directors of the Company or of two or more non-employee directors thereof.  The Committee shall have the power and authority as may be necessary to carry out the provisions of the Plan, including the interpretation and construction of the Plan and the option grants made under the Plan, the adoption of such rules and regulations as it may deem advisable and the termination of further option grants under the Plan.

4.	ELIGIBILITY

Options under the Plan shall be granted only to employees of the Company, all employees of the Company are eligible to receive option grants and all employees granted options under the Plan shall have the same rights and privileges.  Notwithstanding the foregoing, (i) no employee shall be granted an option if such employee, immediately after the option is granted, owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, within the meaning of Section 423(b)(3) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) no employee shall be granted an option which permits his rights to purchase stock under the Plan to accrue at a rate which exceeds $6,250 of the fair market value of such stock (determined at the time such option is granted) for each fiscal quarter in which such option is outstanding at any time.  Furthermore, the Committee may in its sole discretion impose such restrictions on eligibility as may be permitted by Section 423(b) (4) of the Code.

5.	OPTION GRANTS

Until such time as the Committee in its sole discretion terminates further option grants under the Plan, all eligible employees of the Company shall, on July 1, October 1, January 1 and April 1 of each year (the “Date of Grant”) starting July 1, 1998, be granted an option to purchase the Common Stock, each such option to be subject and pursuant to the following terms and conditions:

(a)	Option Term. The term of each option shall be from the Date of Grant to the date six months after the Date of Grant (the “Date of Expiration”).

(b)
Option Price.  The purchase price per share for each option (the “Option Price”) shall be the lesser of (i) the fair market value of the Common Stock on the Date of Grant or (ii) 85% of the fair market value of the Common Stock on the Date of Exercise (as such term is defined below).  As used herein, the fair market value of the Common Stock on the Date of Grant shall be the closing price of the Common Stock on the Nasdaq National Market on the date prior to the Date of Grant and the fair market value of the Common Stock on the Date of Exercise shall be the closing price of the Common Stock on the Nasdaq National Market on the Date of Exercise provided, however, that, if the employee exercising the option resells the shares on the Date of Exercise, the average selling price for such shares, before the payment of brokerage commissions and expenses, shall be the fair market value on the Date of Exercise.  In the event the Common Stock ceases at any time to be traded on the Nasdaq National Market, the fair market value of the Common Stock shall be determined in such manner as may be set by the Committee.

(c)
Number of Option Shares. Unless and until the Committee in its sole discretion determines otherwise, the number of shares subject to each option shall be the whole number equal to (i) up to 25% of each employee’s total compensation during the fiscal quarter starting with the Date of Grant, as such percentage shall be determined by the Committee prior to the Date of Grant, divided by (ii) the lesser of the fair market value of the Common Stock on the Date of Grant or 85% of the closing price of the Common Stock on the Nasdaq National Market on the date prior to the Date of Exercise (or such other manner for determining the fair market value of the Common Stock on such date if not then traded on the Nasdaq National Market).  In no event, however, shall the number of shares subject to any option exceed $6,250 divided by the fair market value of the Common Stock on the Date of Grant.

(d)
Exercise.  The date of exercise of each option (the “Date of Exercise”) shall be the date or dates specified by the Committee in writing prior to the Date of Grant of an option that occurs during the three-month period starting with the date three months after the Date of Grant of the option and ending on the Date of Expiration of the option.  Exercise shall not be made with respect to less than the total number of shares subject to each option and shall be effected by delivering to the Company written notice of exercise at least one day prior to the Date of Exercise.

(e)
Payment.  Payment for the shares purchased upon exercise of each option (including the amount, if any, necessary to satisfy federal, state or local income tax withholding requirements) shall be in cash within five business days following the Date of Exercise and, in the event payment is not received, the Company may withhold the shares and cancel the option.  Notwithstanding the foregoing, the Committee may in its sole discretion permit employees (i) to pay for shares acquired upon exercise of options by delivering shares of the Common Stock owned by such employee or (ii) to forgo payment for the shares and receive instead the net number of shares that would be received if such employee borrowed shares of the Common Stock for payment of the purchase price and returned the borrowed shares from the shares acquired upon exercise of the option.

(f)
Termination of Employment.  In the event an employee’s employment with the Company terminates for any reason other than the employee’s death, any option held by such employee shall forthwith terminate without any further rights on the part of the employee.  In the event of an employee’s death, the employee’s estate, legal representative or beneficiary may exercise any option held by such employee at any time prior to the Date of Expiration with respect to such option.  Nothing herein shall be deemed to confer any right of continued employment with the Company or to limit the right of the Company to terminate employment with any employee.

6.	RIGHTS AS A STOCKHOLDER

Until such time as each option has been exercised and the shares acquired thereby have been issued and delivered to the employee pursuant to such exercise, the employee shall have no rights as a stockholder with respect to the shares of the Common Stock subject to the option.

7.	NONTRANSFERABILITY OF THE OPTION

Any option granted under the Plan may not be assigned or transferred except by will or by the laws of descent and distribution and is exercisable during the life of the employee only by the employee.

8.	COMPLIANCE WITH SECURITIES LAWS

If the shares to be issued upon exercise of any option granted under the Plan have not been registered under the Securities Act of 1933, as amended, and any applicable state securities laws, the Company’s obligation to issue such shares shall be conditioned upon receipt of a representation in writing that the employee is acquiring such shares for his or her own account and not with a view to the distribution thereof and the certificate representing such shares shall bear a legend in such form as the Company’s counsel deems necessary or desirable.  In no event shall the Company be obligated to issue any shares pursuant to the exercise of an option if, in the opinion of the Company’s counsel, such issuance would result in a violation of any federal or state securities laws.

9.	CHANGE OF CONTROL

In the event of a Change of Control (as such term is defined below), all outstanding options under the Plan shall immediately become fully exercisable and all of the rights and benefits relating thereto shall become fixed and not subject to change or revocation by the Company.  As used herein, a Change of Control shall be deemed to have occurred if (i) any person within the meaning of Section 13(d) and 14(d) of the Exchange Act, other than the Company or any officer or director of the Company, becomes the beneficial owner, within the meaning of Rule 13d-3 under the Exchange Act, of 20% or more of the combined voting securities of the Company or (ii) a change of 20% or more in the composition of the Board of Directors of the Company occurs without the approval of the majority of said Board of Directors as it exists at the time immediately preceding such change in composition.

10.	STOCK ADJUSTMENTS

(a)
In the event of a stock dividend, stock split, recapitalization, merger in which the Company is the surviving corporation or other capital adjustment affecting the outstanding shares of the Common Stock, an appropriate adjustment shall be made, as determined by the Board of Directors of the Company, to the number of shares subject to the Plan and the exercise price per share with respect to any option granted under the Plan.

(b)
In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving corporation, any option granted under the Plan shall continue in full force and effect unless either (i) the Board of Directors of the Company modifies such option so that it is fully exercisable with respect to the number of shares measured by the then current compensation prior to the effective date of such transaction or (ii) the surviving corporation issues or assumes a stock option contemplated by Section 424(a) of the Code.

11.	EFFECTIVENESS OF THE PLAN

The Plan has been adopted on April 22, 1998 by resolution of the Board of Directors of the Company and shall become effective upon the approval by the affirmative votes of the holders of a majority of the Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.  The Plan as amended and restated herein became effective following its adoption by the Board and its approval by the Company’s stockholders on the date of the 2008 Annual Meeting of Stockholders.

12.	AMENDMENT OF THE PLAN

The Board may at any time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that (i) no alteration, amendment, suspension or termination shall adversely affect the rights of an employee with respect to any outstanding options granted under the Plan and (ii) any amendment which must be approved by the stockholders of the Company in order to ensure that all transactions under the Plan continue to be exempt under Rule 16b-3 under the Exchange Act or any successor provision or to comply with any rule or regulation of a governmental authority, applicable securities exchange or Nasdaq National Market shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule or regulation.

Appendix B

PROGENICS PHARMACEUTICALS, INC.
 NON-QUALIFIED EMPLOYEE STOCK PURCHASE PLAN
1,100,000 Shares

(Effective as of             )

1.	PURPOSE

The purpose of the Non-Qualified Employee Stock Purchase Plan (the “Plan”) of Progenies Pharmaceuticals, Inc. (the “Company”) is to provide employees of the Company with the same equity interest in the Company’s success they would have under the Company’s qualified Employee Stock Purchase Plan (the “Qualified Plan”) but for the limitations imposed by Section 423 of the Internal Revenue Code (the “Code”), which limitations are set forth in Section 4 of the Qualified Plan.

2.	STOCK SUBJECT TO THE PLAN

The Company may issue and sell a total of 1,100,000 shares of its common stock, par value $.0013 per share (the “Common Stock”), pursuant to the Plan.  Such shares may be either authorized but unissued shares or treasury shares and may include shares that have previously been subject to unexercised options, whether such options have terminated or expired by their terms, by cancellation or otherwise.

3.	ADMINISTRATION

The Plan shall be administered by a committee (the “Committee”) consisting of the entire Board of Directors of the Company or of two or more non-employee directors thereof.  The Committee shall have the power and authority as may be necessary to carry out the provisions of the Plan, including the interpretation and construction of the Plan and the option grants made under the Plan, the adoption of such rules and regulations as it may deem advisable and the termination of further option grants under the Plan.

4.	ELIGIBILITY

Options under the Plan shall be granted only to employees of the Company, all employees of the Company are eligible to receive option grants and all employees granted options under the Plan shall have the same rights and privileges.  Notwithstanding the foregoing, no employee shall be granted an option if such employee (i) is eligible to be granted options under the Qualified Plan and (ii) is granted options under the Qualified Plan which permit his rights to purchase stock thereunder to accrue at a rate which is less than $6,250 of the fair market value of such stock (determined at the time such option is granted) for each fiscal quarter in which such option is outstanding at any time.  Furthermore, the Committee may in its sole discretion impose such restrictions on eligibility as may be permitted by Section 423(b)(4) of the Code.  Notwithstanding the foregoing, for any date of grant effective on or after July 1, 2007, no employee shall be granted an option if, immediately after the option is granted, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, within the meaning of Section 423(b)(3) of the Code.

5.	OPTION GRANTS

Until such time as the Committee in its sole discretion terminates further option grants under the Plan, all eligible employees of the Company shall, on July 1, October 1, January 1 and April 1 of each year (the “Date of Grant”) starting July 1, 1998, be granted an option to purchase the Common Stock, each such option to be subject and pursuant to the following terms and conditions:

(a)	Option Term. The term of each option shall be from the Date of Grant to the date six months after the Date of Grant (the “Date of Expiration”).

(b)
Option Price.  The purchase price per share for each (the “Option Price”) shall be the lesser of (i) the fair market value of the Common Stock on the Date of Grant or (ii) 85% of the fair market value of the Common Stock on the Date of Exercise (as such term is defined below).  As used herein, the fair market value of the Common Stock on the Date of Grant shall be the closing price of the Common Stock on the Nasdaq National Market on the date prior to the Date of Grant and the fair market value of the Common Stock on the Date of Exercise shall be the closing price of the Common Stock on the Nasdaq National Market on the Date of Exercise provided, however, that, if the employee exercising the option resells the shares on the Date of Exercise, the average selling price for such shares, before the payment of brokerage commissions and expenses, shall be the fair market value on the Date of Exercise.  In the event the Common Stock ceases at any time to be traded on the Nasdaq National Market, the fair market value of the Common Stock shall be determined in such manner as may be set by the Committee.

(c)
Number of Option Shares.  Unless and until the Committee in its sole discretion determines otherwise, the number of shares subject to each option shall be the whole number equal to (i) up to 25% of each employee’s total compensation during the fiscal quarter starting with the Date of Grant, as percentage shall be determined by the Committee prior to the Date of Grant, divided by (ii) the lesser of the fair market value of the Common Stock on the Date of Grant or 85% of the closing price of the Common Stock on the Nasdaq National Market on the date prior to the Date of Exercise (or such other manner for determining the fair market value of the Common Stock on such date if not then traded on the Nasdaq National Market) minus (iii) the number of shares subject to an option granted under the Qualified Plan with the same Date of Grant.

(d)
Exercise.  The date of exercise of each option (the “Date of Exercise”) shall be the date or dates specified by the Committee in writing prior to the Date of Grant of an option that occurs during the three-month period starting with the date three months after the Date of Grant of the option and ending on the Date of Expiration of the option.  Exercise shall not be made with respect to less than the total number of shares subject to each option and shall effected by delivering to the Company written notice of exercise at least one day prior to the Date of Exercise.

(e)
Payment.  Payment for the shares purchased upon exercise of each option (including the amount, if any, necessary to satisfy federal, state or local income tax withholding requirements) shall be in cash within five business days following the Date of Exercise and, in the event payment is not received, the Company may withhold the shares and cancel the option.  Notwithstanding the foregoing, the Committee may in its sole discretion permit employees (i) to pay for shares acquired upon exercise of options by delivering shares of the Common Stock owned by such employee or (ii) to forgo payment for the shares and receive instead the net number of shares that would be received if such employee borrowed shares of the Common Stock for payment of the purchase price and returned the borrowed shares from the shares acquired upon exercise of the option.

(f)
Termination of Employment. In the event an employee’s employment with the Company terminates for any reason other than the employee’s death, any option held by such employee shall forthwith terminate without any further rights on the part of the employee.  In the event of an employee’s death, the employee’s estate, legal representative or beneficiary may exercise any option held by such employee at any time prior to the Date of Expiration with respect to such option.  Nothing herein shall be deemed to confer any right of continued employment with the Company or to limit the right of the Company to terminate employment with any employee.

6.	RIGHTS AS A STOCKHOLDER

Until such time as each option has been exercised and the shares acquired thereby have been issued and delivered to the employee pursuant to such exercise, the employee shall have no rights as a stockholder with respect to the shares of the Common Stock subject to the option.

7.	NONTRANSFERABILITY OF THE OPTION

Any option granted under the Plan may not be assigned or transferred except by will or by the laws of descent and distribution and is exercisable during the life of the employee only by the employee.

8.	COMPLIANCE WITH SECURITIES LAWS

If the shares to be issued upon exercise of any option granted under the Plan have not been registered under the Securities Act of 1933, as amended, and any applicable state securities laws, the Company’s obligation to issue such shares shall be conditioned upon receipt of a representation in writing that the employee is acquiring such shares for his or her own account and not with a view to the distribution thereof and the certificate representing such shares shall bear a legend in such form as the Company’s counsel deems necessary or desirable.  In no event shall the Company be obligated to issue any shares pursuant to the exercise of an option if, in the opinion of the Company’s counsel, such issuance would result in a violation of any federal or state securities laws.

9.	CHANGE OF CONTROL

In the event of a Change of Control (as such term is defined below), all outstanding options under the Plan shall immediately become fully exercisable and all of the rights and benefits relating thereto shall become fixed and not subject to change or revocation by the Company.  As used herein, a Change of Control shall be deemed to have occurred if (i) any person within the meaning of Section 13(d) and 14(d) of the Exchange Act, other than the Company or any officer or director of the Company, becomes the beneficial owner, within the meaning of Rule 13d–3 under the Exchange Act, of 20% or more of the combined voting securities of the Company or (ii) a change of 20% or more in the composition of the Board of Directors of the Company occurs without the approval of the majority of said Board of Directors as it exists at the time immediately preceding such change in composition.  To the extent necessary for compliance with Section 409A of the Code, any option subject to the requirements of Section 409A that would otherwise become exercisable upon a Change in Control shall only become exercisable upon such event to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

10.	STOCK ADJUSTMENTS

(a)
In the event of a stock dividend, stock split, recapitalization, merger in which the Company is the surviving corporation or other capital adjustment affecting the outstanding shares of the Common Stock, an appropriate adjustment shall be made, as determined by the Board of Directors of the Company, to the number of shares subject to the Plan and the exercise price per share with respect to any option granted under the Plan.

(b)
In the event of the complete liquidation of the Company or of a reorganization, consolidation or merger in which the Company is not the surviving corporation, any option granted under the Plan shall continue in full force and effect unless either (i) the Board of Directors of the Company modifies such option so that it is fully exercisable with respect to the number of shares measured by the then current compensation prior to the effective date of such transaction or (ii) the surviving corporation issues or assumes a stock option contemplated by Section 424(a) of the Code.

11.	EFFECTIVENESS OF THE PLAN

The Plan has been adopted on April 22, 1998 by resolution of the Board of Directors of the Company and shall become effective upon the approval by the affirmative votes of the holders of a majority of the Common Stock present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State of Delaware.  The Plan as amended and restated herein became effective following its adoption by the Board and its approval by the Company’s stockholders on the date of the 2008 Annual Meeting of Stockholders.

12.	AMENDMENT OF THE PLAN

The Board may at any time alter, amend, suspend or terminate the Plan in whole or in part, provided, however, that (i) no alteration, amendment, suspension or termination shall adversely affect the rights of an employee with respect to any outstanding options granted under the Plan and (ii) any amendment which must be approved by the stockholders of the Company in order to ensure that all transactions under the Plan continue to be exempt under Rule 16b—3 under the Exchange Act or any successor provision or to comply with any rule or regulation of a governmental authority, applicable securities exchange or Nasdaq National Market shall not be effective unless and until such stockholder approval has been obtained in compliance with such rule or regulation.

13.	409A COMPLIANCE

To the extent applicable, it is intended that the Plan and all options granted hereunder comply with the requirements of Section 409A of the Code, and the Plan shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code.  In the event that any provision of the Plan is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan as the Committee deems necessary to comply with such requirements, provided that the Committee shall act in a manner that is intended to preserve the economic value of the option to the employee.  Notwithstanding the foregoing or anything elsewhere in the Plan to the contrary, if an employee is treated as a “specified employee” as defined in Section 409A of the Code with respect to any payment under the Plan upon a termination of service of the employee, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, such payment shall be deferred until the date that is six months following the employee’s termination of service (or such other period as required to comply with Section 409A).

Appendix C

PROGENICS PHARMACEUTICALS, INC.
2005 STOCK INCENTIVE PLAN

(Effective as of              )
1.	PURPOSE

The purpose of the Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan is to further align the interests of employees, officers, non-employee directors and other individual service providers with those of the stockholders by providing incentive compensation opportunities tied to the performance of the Common Stock and by promoting increased ownership of the Common Stock by such individuals.  The Plan is also intended to advance the interests of the Company and its stockholders by attracting, retaining and motivating key personnel upon whose judgment, initiative and effort the successful conduct of the Company’s business is largely dependent.

2.	DEFINITIONS

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

(a)	Award means an award of a Stock Option, Stock Appreciation Right, Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award granted under the Plan.
(b)	Award Agreement means a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award.
(c)	Board means the Board of Directors of the Company.
(d)	Change in Control shall have the meaning set forth in Section 13.2 hereof.
(e)	Code means the Internal Revenue Code of 1986, as amended.
(f)	Committee means the Compensation Committee of the Board or a successor thereof, or any other committee of the Board appointed by the Board to administer the Plan from time to time.
(g)	Common Stock means the Company’s Common Stock, par value $.0013 per share.
(h)	Company means Progenics Pharmaceuticals, Inc., a Delaware corporation.
(i)	Date of Grant means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.
(j)	Disability means a Participant being considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code, unless otherwise provided in an Award Agreement.
(k)
Eligible Person means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, as determined by the Committee, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary.

(l)	Exchange Act means the Securities Exchange Act of 1934, as amended.

(m)
Fair Market Value with respect to the value of a share of Common Stock as of a particular day, shall mean the last reported sale price (as reported on the NASDAQ) of the Common Stock on such day (unless such day is not a trading day, in which case, on the last trading day immediately preceding such day on which the Common Stock is traded on the NASDAQ).  If the Common Stock is not listed on the NASDAQ, the Committee shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, taking into account to the extent necessary the requirements of Section 409A of the Code.

(n)	Incentive Stock Option means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of section 422 of the Code and the regulations promulgated thereunder.
(o)	NASDAQ means The Nasdaq Stock Market’s National Market.
(p)	Nonqualified Stock Option means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.
(q)	Participant means any Eligible Person who holds an outstanding Award under the Plan.
(r)
Performance Awards means an Award under Section 11 hereof entitling a Participant to a payment in cash at the end of a performance period, if the performance and other conditions established by the Committee are satisfied.

(s)	Plan means this Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan as amended herein, and as may be amended from time to time, effective as provided in Section 15.1 hereof.
(t)
Restricted Stock Award means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

(u)	Section 162(m) Award means any Award that is intended to qualify for the “performance-based” compensation exception under section 162(m) of the Code and the regulations promulgated thereunder.
(v)	Service means a Participant’s employment or other service relationship with the Company or any Subsidiary.
(w)
Stock Appreciation Right means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, representing the difference between the base price per share of the right and the Fair Market Value of a share of Common Stock at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

(x)
Stock Award means a grant of shares of Common Stock to an Eligible Person under Section 10 hereof entitling a Participant to shares of Common Stock that are issued free of transfer restrictions and forfeiture conditions.

(y)
Stock Option means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

(z)
Stock Unit Award means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

(aa)
Subsidiary means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company, or any other affiliate of the Company that is so designated, from time to time, by the Committee; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3.	ADMINISTRATION

Section 3.1                      Committee Members.  The Plan shall be administered by a Committee comprised of no fewer than two members of the Board.  It is intended that each Committee member shall satisfy the requirements for (i) an “independent director” under rules adopted by the NASDAQ, (ii) a “nonemployee director” for purposes of such Rule 16b-3 under the Exchange Act and (iii) an “outside director” under section 162(m) of the Code.  No member of the Committee shall be liable for any action or determination made in good faith by the Committee with respect to the Plan or any Award hereunder.

Section 3.2                      Committee Authority.  The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan.  Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award.  Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan, provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent.  The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder.  The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated.  The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select.  All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

Section 3.3                      Delegation of Authority.  The Committee shall have the right, from time to time, to delegate to one or more officers of the Company the authority of the Committee to grant Awards under the Plan, subject to the requirements of section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine.  In no event shall any such delegation of authority be permitted with respect to Awards to any members of the Board or to any Eligible Person who is subject to Rule 16b-3 under the Exchange Act or who is a covered employee under section 162(m) of the Code.  The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company, responsibility for performing ministerial functions under the Plan.  In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose.  Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

Section 3.4                      Grants to Non-Employee Directors.  Any Awards or formula for granting Awards under the Plan made to non-employee directors shall be approved by the Board.  With respect to awards granted to such directors, all rights, powers and authorities vested in the Committee under the Plan shall instead be exercised by the Board, and all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to the Board for such purpose.

4.	SHARES SUBJECT TO THE PLAN

Section 4.1                      Share Limitation.  Subject to adjustment pursuant to Section 4.2 hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be 5,450,000 shares.  Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury.  Shares of Common Stock subject to Awards of Stock Options or Stock Appreciation Rights that are settled in Common Stock shall be counted against the maximum share limitations of this Section 4.1 as one share of Common Stock for every share of Common Stock subject thereto, regardless of the number of shares of Common Stock actually issued to settle the Stock Option or Stock Appreciation Right upon exercise.  Shares of Common Stock subject to Awards of Restricted Stock Awards, Stock Unit Awards, Stock Awards, or share-based Performance Awards, if any, shall be counted against the maximum share limitations of this Section 4.1 as 1.2 shares of Common Stock for every share of Common Stock subject thereto.  To the extent that any Award under the Plan payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates, in whole or in part, without payment being made thereunder, the shares of Common Stock remaining subject thereto at the time of such forfeiture, cancellation, return or other termination will no longer be counted against the foregoing maximum share limitations and may again be made subject to Awards under the Plan pursuant to such limitations.  Awards under the Plan that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing maximum share limitations.  Shares that are withheld from an Award by the Participant in payment of the exercise or purchase price or separately surrendered by the Participant, or taxes relating to such an Award shall be deemed to constitute delivered shares and will not be available for future Awards under the Plan.

Section 4.2                      Adjustments.  If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Section 4.1 hereof, (ii) the maximum numbers and kind of shares or units set forth in Sections 6.1, 7.1, 8.1, 9.1 and 10.1 hereof, (iii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iv) the price for each share or unit or other right subject to then outstanding Awards, (v) the performance measures or goals relating to an Award and (vi) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of section 424(a) of the Code.

5.	PARTICIPATION AND AWARDS

Section 5.1                      Designation of Participants.  All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan.  The Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan.  In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

Section 5.2                      Determination of Awards.  The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof.  An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative.  In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.  To the extent deemed necessary by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 14.1 hereof.

6.	STOCK OPTIONS

Section 6.1                      Grant of Stock Option.  A Stock Option may be granted to any Eligible Person selected by the Committee.  Subject to the provisions of Section 6.7 hereof and section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option. The maximum number of shares of Common Stock that may be subject to Stock Options granted to any Participant during any calendar year shall be limited to 750,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 6.2                      Exercise Price.  The exercise price per share of a Stock Option shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant.

Section 6.3                      Vesting of Stock Options.  The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable.  The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion.  The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Option at any time.

Section 6.4                      Term of Stock Options.  The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten years from the Date of Grant.  A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for cause or any other reason.  Except as otherwise provided in this Section 6 or in an Award Agreement, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

Section 6.5                      Stock Option Exercise; Tax Withholding.  Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, together with payment of the aggregate exercise price therefor and applicable withholding tax.  Payment of the exercise price shall be made in the manner set forth in an Award Agreement, unless otherwise provided by the Committee: (i) in cash or by cash equivalent acceptable to the Committee; (ii) by payment in shares of Common Stock that have been held by the Participant for at least six months (or such period as the Committee may deem appropriate for accounting purposes or otherwise), valued at the Fair Market Value of such shares on the date of exercise; (iii) through an open-market broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price; (iv) by a combination of the foregoing methods; or (v) by such other method as may be approved by the Committee and set forth in an Award Agreement.  In addition to and at the time of payment of the exercise price, the Participant shall pay to the Company the full amount of any and all applicable income tax, employment tax and other amounts required to be withheld in connection with such exercise, payable under such of the methods described above for the payment of the exercise price as may be approved by the Committee and set forth in an Award Agreement.

Section 6.6                      Limited Transferability of Nonqualified Stock Options.  All Stock Options shall be nontransferable except (i) upon the Participant’s death, in accordance with Section 14.3 hereof or (ii) in the case of Nonqualified Stock Options only, for the transfer of all or part of the Stock Option to a Participant’s “family member” (as defined for purposes of the Form S-8 registration statement under the Securities Act of 1933), or as otherwise permitted by the Committee, in each case as may be approved by the Committee in its discretion at the time of proposed transfer.  The transfer of a Nonqualified Stock Option may be subject to such terms and conditions as the Committee may in its discretion impose from time to time.  Subsequent transfers of a Nonqualified Stock Option shall be prohibited other than in accordance with Section 14.3 hereof.

Section 6.7                      Additional Rules for Incentive Stock Options.

(i)	Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-7(h) of the Company or any Subsidiary.
(ii)
Annual Limits.  No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with section 422(d) of the Code.  This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(iii)
Ten Percent Stockholders.  If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (A) the Stock Option exercise price per share shall in no event be less than 110 percent of the Fair Market Value of the Common Stock on the date of such grant and (B) such Stock Option shall not be exercisable after the expiration of five years following the date such Stock Option is granted.

(iv)
Termination of Employment.  An Award of an Incentive Stock Option may provide that such Stock Option may be exercised not later than 3 months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one year following death or a permanent and total disability within the meaning of section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of section 422 of the Code.

(v)
Other Terms and Conditions; Nontransferability.  Any Incentive Stock Option granted hereunder shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as are deemed necessary or desirable by the Committee, which terms, together with the terms of the Plan, shall be intended and interpreted to cause such Incentive Stock Option to qualify as an “incentive stock option” under section 422 of the Code.  An Award Agreement for an Incentive Stock Option may provide that such Stock Option shall be treated as a Nonqualified Stock Option to the extent that certain requirements applicable to “incentive stock options” under the Code shall not be satisfied.  An Incentive Stock Option shall by its terms be nontransferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a Participant only by such Participant.

(vi)
Disqualifying Dispositions.  If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two years following the Date of Grant or one year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

Section 6.8                      Repricing of Stock Options Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Option that would have the effect of reducing the exercise price of such a Stock Option previously granted under the Plan, or otherwise approve any modification to such a Stock Option that would be treated as a “repricing.”

7.	STOCK APPRECIATION RIGHTS

Section 7.1                      Grant of Stock Appreciation Rights.  A Stock Appreciation Right may be granted to any Eligible Person selected by the Committee.  Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.  The maximum number of shares of Common Stock that may be subject to Stock Appreciation Rights granted to any Participant during any calendar year shall be limited to 750,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 7.2                      Freestanding Stock Appreciation Rights.  A Stock Appreciation Right may be granted without any related Stock Option.  The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable.  The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion.  A Stock Appreciation Right will be exercisable or payable at such time or times as determined by the Committee, provided that the maximum term of a Stock Appreciation Right shall be ten years from the Date of Grant.  The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time.  The base price of a Stock Appreciation Right granted without any related Stock Option shall be determined by the Committee in its sole discretion; provided, however, that the base price per share of any such freestanding Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the shares of Common Stock on the Date of Grant.

Section 7.3                      Tandem Stock Option/Stock Appreciation Rights.  A Stock Appreciation Right may be granted in tandem with a Stock Option, either at the time of grant or at any time thereafter during the term of the Stock Option.  A tandem Stock Option/Stock Appreciation Right will entitle the holder to elect, as to all or any portion of the number of shares subject to the Award, to exercise either the Stock Option or the Stock Appreciation Right, resulting in the reduction of the corresponding number of shares subject to the right so exercised as well as the tandem right not so exercised.  A Stock Appreciation Right granted in tandem with a Stock Option hereunder shall have a base price per share equal to the per share exercise price of the Stock Option, will be vested and exercisable at the same time or times that a related Stock Option is vested and exercisable, and will expire no later than the time at which the related Stock Option expires.

Section 7.4                      Payment of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other payment of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or payment of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or paid.  Payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise or payment, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

Section 7.5                      Repricing of Stock Appreciation Rights Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 4.2 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast, neither the Committee nor the Board shall cause the cancellation, substitution or amendment of a Stock Appreciation Right that would have the effect of reducing the base price of such a Stock Appreciation Right previously granted under the Plan, or otherwise approve any modification to such a Stock Appreciation Right that would be treated as a “repricing.”

8.           RESTRICTED STOCK AWARDS

Section 8.1                      Grant of Restricted Stock Awards.  A Restricted Stock Award may be granted to any Eligible Person selected by the Committee.  The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award.  The Committee may grant Restricted Stock Awards that are Section 162(m) Awards, as well as Restricted Stock Awards that are not Section 162(m) Awards.  The maximum number of shares of Common Stock that may be subject to Restricted Stock Awards granted to a Participant during any one calendar year shall be limited to 250,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 8.2                      Vesting Requirements.  The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement.  The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion.  The Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award at any time.  In the case of any Restricted Stock Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof.  If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company.  In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

Section 8.3                      Restrictions.  Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee.  Failure to satisfy any applicable restrictions shall result in the shares subject to the Restricted Stock Award being forfeited and returned to the Company.  In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.  The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

Section 8.4                      Rights as Stockholder.  Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant shall have all rights of a stockholder with respect to the shares granted to the Participant under a Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.  The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award.

Section 8.5                      Section 83(b) Election.  If a Participant makes an election pursuant to section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company and with the Internal Revenue Service, in accordance with the regulations under section 83 of the Code.  The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under section 83(b) of the Code.

9.           STOCK UNIT AWARDS

Section 9.1                      Grant of Stock Unit Awards.  A Stock Unit Award may be granted to any Eligible Person selected by the Committee.  The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. The Committee may grant Stock Unit Awards that are Section 162(m) Awards, as well as Stock Unit Awards that are not Section 162(m) Awards.  The maximum number of units that may be subject to Stock Unit Awards granted to a Participant during any one calendar year shall be limited to 250,000 units (subject to adjustment as provided in Section 4.2 hereof).  A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine.  A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

Section 9.2                      Vesting of Stock Unit Awards.  On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement.  The requirements for vesting of a Stock Unit Award may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion.  The Committee may, in its discretion, accelerate the vesting of a Stock Unit Award at any time.  In the case of any Stock Unit Award that is a Section 162(m) Award, any such performance-based vesting requirements shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof.  A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with the rules established by the Committee.

Section 9.3                      Payment of Stock Unit Awards.  A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award.  Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof, subject to applicable tax withholding requirements.  Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee.  In the case of a Participant who is a “specified employee” as defined in Section 409A of the Code at the time of any payment of a Stock Unit Award upon the Participant’s termination of Service, the payments under the Stock Unit Award shall be deferred until the date that is six months following the Participant’s termination of Service to the extent necessary to comply with Section 409A of the Code, with the terms of such deferral and payment to be made in the manner determined by the Committee and set forth in the Award Agreement.

Section 9.4                      No Rights as Stockholder.  The Participant shall not have any rights as a stockholder with respect to the shares subject to a Stock Unit Award until such time as shares of Common Stock are delivered to the Participant pursuant to the terms of the Award Agreement.

10.           STOCK AWARDS

Section 10.1                                Grant of Stock Awards.  A Stock Award may be granted to any Eligible Person selected by the Committee.  A Stock Award may be granted for past services, in lieu of bonus or other cash compensation, as directors’ compensation or for any other valid purpose as determined by the Committee.  A Stock Award granted to an Eligible Person represents shares of Common Stock that are issued free of restrictions on transfer and free of forfeiture conditions and to which such Eligible Person is entitled all incidents of ownership, except as otherwise provided in the Plan and the Award Agreement.  The Committee may, in connection with any Stock Award, require the payment of a specified purchase price.  The Committee may grant Stock Awards that are Section 162(m) Awards, as well as Stock Awards that are not Section 162(m) Awards.  The maximum number of shares of Common Stock that may be subject to Stock Awards granted to a Participant during any one calendar year shall be limited to 250,000 shares (subject to adjustment as provided in Section 4.2 hereof).

Section 10.2                                Rights as Stockholder.  Subject to the foregoing provisions of this Section 10 and the applicable Award Agreement, upon the issuance of the shares of Common Stock under a Stock Award, the Participant shall have all rights of a stockholder with respect to the shares of Common Stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

11.          PERFORMANCE AWARDS

Section 11.1                                Grant of Performance Awards.  The Committee may grant Performance Awards under the Plan, which shall represent the right to receive a payment in cash if performance goals established by the Committee for a performance period are satisfied.  The Committee may grant Performance Awards that are Section 162(m) Awards, as well as Performance Awards that are not Section 162(m) Awards.  At the time a Performance Award is granted, the Committee shall determine, in its sole discretion, the applicable performance period and performance goals to be achieved during the performance period, as well as such other conditions as the Committee deems appropriate.  The Committee may also determine a target payment amount or a range of payment amounts for each Award.  The performance goals applicable to a Performance Award grant may be subject to adjustments as the Committee shall deem appropriate to reflect significant unforeseen events, such as changes in law, accounting practices or unusual or nonrecurring items or occurrences.  The Committee’s authority to make such adjustments shall be subject to such limitations as the Committee deems appropriate in the case of a Performance Award that is a Section 162(m) Award.  In the case of any Performance Award that is a Section 162(m) Award, performance goals shall be based upon the performance criteria identified in Section 12.2 hereof, and the terms of the Award shall otherwise comply with the requirements described in Section 12.3 hereof.  The maximum amount of cash compensation that may be paid to a Participant during any one calendar year under Performance Awards shall be $1 million.

Section 11.2                                Payment of Performance Awards.  At the end of the performance period, the Committee shall determine the extent to which performance goals have been attained, or a degree of achievement between minimum and maximum levels, in order to establish the level of payment to be made, if any.  Payments of Performance Awards shall generally be made as soon as practicable following the end of the performance period, subject to any tax withholding requirements.  In the case of a Participant who is a “specified employee” as defined in Section 409A of the Code at the time of any payment of a Performance Award upon the Participant’s termination of Service, the payments under the Performance Award shall be deferred until the date that is six months following the Participant’s termination of Service to the extent necessary to comply with Section 409A of the Code, with the terms of such deferral and payment to be made in the manner determined by the Committee and set forth in the Award Agreement.

12.          SECTION 162(M) AWARDS

Section 12.1                                Awards.  Awards of Stock Options and Stock Appreciation Rights granted under the Plan are intended by their terms to qualify as Section 162(m) Awards.  Restricted Stock Awards, Stock Unit Awards, Stock Awards and Performance Awards granted under the Plan may qualify as Section 162(m) Awards if the Awards are granted or become payable or vested based upon pre-established performance goals in accordance with this Section 12.

Section 12.2                                Performance Criteria.  In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the performance criteria upon which the grant, payment or vesting may be based shall be limited to one or more of the following performance measures, which may be applied with respect to the Company, any Subsidiary or any business unit: (i) total stockholder return; (ii) stock price increase; (iii) return on equity; (iv) return on capital; (v) return on investment; (vi) earnings per share, diluted or basic; (vii) EBIT (earnings before interest and taxes); (viii) EBITDA (earnings before interest, taxes, depreciation and amortization); (ix) cash flow (including operating cash flow, free cash flow, discounted cash flow, and cash flow in excess of costs of capital); (x) net or gross revenue; (xi) operating expenses; (xii) gross or operating margin; (xiii) execution of a corporate collaboration agreement relating to a product candidate of the Company; (xiv) acceptance by the U.S. Food and Drug Administration (“FDA”) or a comparable foreign regulatory authority of a final New Drug Application, a Biologic License Application or similar document; (xv) approval for marketing of a product candidate of the Company by the FDA or a comparable foreign regulatory authority; (xvi) obtaining a specified level of financing for the Company, as determined by the Committee, including through government grants (or similar awards) and the issuance of securities; and (xvii) commencement of a particular stage of clinical trials for a product candidate of the Company.  The foregoing performance criteria shall have any reasonable definitions that the Committee may specify, which may include or exclude any items specified by the Committee, including but not limited to any or all of the following items: discontinued operations, extraordinary, unusual or non-recurring items, effects of accounting changes, effects of currency or interest rate fluctuations, effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities), changes in tax rates, expenses for restructuring or productivity initiatives, litigation losses, non-operating items, effects of acquisitions or divestitures and changes of law or regulation affecting the Company’s business.  The foregoing performance measures may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years, or related to other companies or indices, or as ratios expressing relationships between two or more performance measures.  In the case of Awards that are not Section 162(m) Awards, the Committee may designate performance criteria from among the foregoing or such other performance criteria as it shall determine in its sole discretion.

Section 12.3                                Section 162(m) Requirements.  In the case of a Restricted Stock Award, Stock Unit Award, Stock Award or Performance Award that is intended to be a Section 162(m) Award, the Committee shall make such determinations with respect to an Award as required by section 162(m) of the Code within 90 days after the beginning of the performance period (or such other time period as is required under section 162(m) of the Code).  As and to the extent required by section 162(m) of the Code, the terms of an Award that is a Section 162(m) Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the Award, and must preclude discretion to increase the amount of compensation payable under the terms of the Award (but may allow the Committee discretion to decrease the amount of compensation payable).

13.          CHANGE IN CONTROL

Section 13.1                                Effect of Change in Control.  The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award.  Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control.  To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

Section 13.2                                Definition of Change in Control.  For purposes of the Plan, unless otherwise defined in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon:

(i)
a change in the composition of the Board such that during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (ii) or (iii) of this Section 13.2) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members thereof;

(ii)
the consummation of  a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving corporation in such transaction, in which outstanding shares of Common Stock are converted into (A) shares of stock of another company, other than a conversion into shares of voting common stock of the successor corporation (or a holding company thereof) representing more than 50% of the voting power of all capital stock thereof outstanding immediately after the merger or consolidation, or (B) other securities (of either the Company or another company) or cash or other property;

(iii)
any “Person” (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), except that such term shall not include (A) the Company, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, who is or becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company) representing 30% or more of the voting power of all capital stock thereof outstanding, excluding any Person who is an officer or director of the Company or who becomes such a Beneficial Owner in connection with a transaction described in clause (ii) of this Section 13.2; or

(iv)	the consummation of (A) the sale or other disposition of all or substantially all of the assets of the Company, or (B) a complete liquidation or dissolution of the Company.

14.          GENERAL PROVISIONS

Section 14.1                                Award Agreement.  To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award.  The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances.  The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan.  Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of section 422 of the Code.  The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.  The Committee need not require the execution of an Award Agreement by a Participant, in which case, acceptance of the Award by the Participant shall constitute agreement by the Participant to the terms, conditions, restrictions and limitations set forth in the Plan and the Award Agreement as well as the administrative guidelines of the Company in effect from time to time.

Section 14.2                                Forfeiture Events/Representations.  The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award.  Such events shall include, but shall not be limited to, termination of Service for cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company.  The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation.

Section 14.3                                No Assignment or Transfer; Beneficiaries.  Except as provided in Section 6.6 hereof, Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge.  Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death.  During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative.  In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

Section 14.4                                Deferrals of Payment.  The Committee may in its discretion permit a Participant to defer the receipt of payment of cash or delivery of shares of Common Stock that would otherwise be due to the Participant by virtue of the exercise of a right or the satisfaction of vesting or other conditions with respect to an Award.  If any such deferral is to be permitted by the Committee, the Committee shall establish rules and procedures relating to such deferral in a manner intended to comply with the requirements of Section 409A of the Code, including, without limitation, the time when an election to defer may be made, the time period of the deferral and the events that would result in payment of the deferred amount, the interest or other earnings attributable to the deferral and the method of funding, if any, attributable to the deferred amount.

Section 14.5                                Rights as Stockholder.  A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities.  Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

Section 14.6                                Employment or Service.  Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

Section 14.7                                Securities Laws.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met.  As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements.  The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act of 1933, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares.  The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares.

Section 14.8                                Tax Withholding.  The Participant shall be responsible for payment of any taxes or similar charges required by law to be withheld from an Award or an amount paid in satisfaction of an Award, which shall be paid by the Participant on or prior to the payment or other event that results in taxable income in respect of an Award.  The Award Agreement may specify the manner in which the withholding obligation shall be satisfied with respect to the particular type of Award.

Section 14.9                                Unfunded Plan.  The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement.  Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan.  Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

Section 14.10                                Other Compensation and Benefit Plans.  The adoption of the Plan shall not affect any other stock incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of stock incentive or other compensation or benefit program for employees of the Company or any Subsidiary.  The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

Section 14.11                                Plan Binding on Transferees.  The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries.

Section 14.12                                Severability.  If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

Section 14.13                                Foreign Jurisdictions.  The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws.  The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

Section 14.14                                Substitute Awards in Corporate Transactions.  Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity.  Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person.  The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose.  Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

Section 14.15                                Governing Law.  The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

Section 14.16                                Section 409A Compliance.  To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code.  In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that the Committee shall act in a manner that is intended to preserve the economic value of the Award to the Participant.  Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of Service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Participant’s termination of Service (or such other period as required to comply with Section 409A).

15.          EFFECTIVE DATE; AMENDMENT AND TERMINATION

Section 15.1                                Effective Date.  The Plan became effective following its adoption by the Board and its approval by the Company’s stockholders on the date of the 2005 Annual Meeting of Stockholders.  The term of the Plan shall be ten (10) years from the date of such adoption by the Board, subject to Section 15.3 hereof.  The Plan as amended and restated herein became effective following its adoption by the Board and its approval by the Company’s stockholders on the date of the 2007 Annual Meeting of Stockholders.

Section 15.2                                Amendment.  The Board may at any time and from time to time and in any respect, amend or modify the Plan.  The Board may seek the approval of any amendment or modification by the Company’s stockholders to the extent it deems necessary or advisable in its discretion for purposes of compliance with section 162(m) or section 422 of the Code, the listing requirements of the NASDAQ or other exchange or securities market or for any other purpose.  No amendment or modification of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.  Notwithstanding the foregoing and notwithstanding anything to the contrary in the Plan, the Board may amend the Plan and any outstanding Award Agreement solely to comply with any new regulations or other guidance from the Internal Revenue Service under section 409A of the Code without the consent of the Participant or the permitted transferee of the Award.

Section 15.3                                Termination.  The Plan shall terminate on April 4, 2015, which is the date immediately preceding the tenth anniversary of the date of the Plan’s adoption by the Board.  The Board may, in its discretion and at any earlier date, terminate the Plan.  Notwithstanding the foregoing, no termination of the Plan shall adversely affect any Award theretofore granted without the consent of the Participant or the permitted transferee of the Award.

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Vote On Directors

1. ELECTION OF DIRECTORS:
NOMINEES:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the nominee's number on the line below
01) Kurt W. Briner	☐	☐	☐
02) Charles A. Baker				_____________________________________________________
03) Peter J. Crowley
04) Mark F. Dalton
05) Stephen P. Goff
06) Paul J. Maddon
07) David A. Scheinberg
08) Nicole S. Williams

Vote On Proposals				For	Against	Abstain
2.         The approval of amendments to the Company’s1998 Employee Stock Purchase Plan and the 1998 Non-Qualified Employee Stock Purchase Plan to increase the number of shares of common stock reserved for issuance thereunder to 3,400,000 and 1,100,000, respectively, and to make certain other changes to the terms of the Plans.
				☐	☐	☐
3.         The approval of an amendment to the 2005 Stock Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 5,450,000 and to make certain other changes to the terms of the Plan.
				☐	☐	☐
4. The ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for 2009.				☐	☐	☐
5. The authority to vote in their discretion on such other business as may properly come before the meeting.				☐	☐	☐
NOTE:                Please sign exactly as your name(s) appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. If the signer is a corporation or partnership, please sign in full corporate or partnership name, by duly authorized officer.

For comments, please check this box and write them on the back where indicated					☐
Please indicate if you plan to attend this meeting		☐ Yes			☐ No
Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
The Notice of Meeting, Proxy Statement and Annual Report /Form 10-K Wrap are available at www.proxyvote.com

PROGENICS PHARMACEUTICALS, INC. 777 OLD SAW MILL RIVER ROAD TARRYTOWN, NEW YORK 10591 ANNUAL MEETING OF STOCKHOLDERS-JUNE 08, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Paul J. Maddon, Robert A. McKinney and Mark R. Baker and each of them, as proxies each with the power to appoint his substitute and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Progenics Pharmaceuticals, Inc. held of record by the undersigned on April 13, 2009, at the Annual Meeting of Stockholders to be held on June 08, 2009 and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S).  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ON THE REVERSE SIDE.

(Continued and to be signed on the reverse side)